Exhibit 2.01

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF GEORGIA

GAINESVILLE DIVISION

IN RE: GALAXY NEXT GENERATION, INC., Debtor.	) ) ) ) ) )	CHAPTER 11 CASE NO. 24-20552-JRS

__________________________________________________________________________

DEBTOR’S FIRST AMENDED PLAN OF REORGANIZATION

___________________________________________________________________________

SCROGGINS, WILLIAMSON & RAY, P.C.

J. Robert Williamson

Georgia Bar No. 765214

Ashley Reynolds Ray

Georgia Bar No. 601559

4401 Northside Parkway

Suite 230

Atlanta, GA 30327

(404) 893-3880

Counsel for the Debtor

Dated: November 22, 2024

PURSUANT TO SECTION 1125 OF TITLE 11 OF THE UNITED STATES CODE, NOTHING CONTAINED IN THIS PLAN SHOULD BE CONSTRUED AS CONSTITUTING A SOLICITATION OF ACCEPTANCES OF THIS PLAN UNTIL SUCH TIME AS THE DISCLOSURE STATEMENT (AS DEFINED IN THIS PLAN) HAS BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF GEORGIA, GAINESVILLE DIVISION, AND DISTRIBUTED, WITH APPROPRIATE BALLOTS, TO ALL HOLDERS OF IMPAIRED CLAIMS AGAINST AND IMPAIRED INTERESTS IN THE DEBTOR ENTITLED TO VOTE ON THIS PLAN.  THE PROPONENT RESERVES THE RIGHT TO FILE AN AMENDED OR AMENDED AND RESTATED PLAN AND DISCLOSURE STATEMENT FROM TIME TO TIME.  REFERENCE IS MADE TO THE DISCLOSURE STATEMENT FOR A DISCUSSION OF VOTING INSTRUCTIONS, THE DEBTOR’S HISTORY, BUSINESS, PROPERTIES, AND RESULTS OF OPERATIONS, A SUMMARY OF SIGNIFICANT EVENTS WHICH HAVE OCCURRED TO DATE IN THIS   CASE, AND THE MEANS OF FUNDING THIS PLAN.  ALL HOLDERS OF CLAIMS AND INTERESTS ARE ADVISED AND ENCOURAGED TO READ THE DISCLOSURE STATEMENT AND THIS PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS PLAN AND THE DISCLOSURE STATEMENT WILL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS

FIRST AMENDED PLAN OF REORGANIZATION

Galaxy Next Generation, Inc., debtor and debtor-in-possession in the above-styled Chapter 11 case (the “Debtor”, “Galaxy” or “Plan Proponent”), proposes the following First Amended Plan of Reorganization (the “Plan”).  For a discussion of the Debtor’s history, business, assets, and for a summary and analysis of the Plan and certain related matters, all holders of claims should refer to Debtor’s Disclosure Statement filed on November 22, 2024 (the “Disclosure Statement”).  The Debtor is a proponent of the Plan within the meaning of Section 1129 of the Bankruptcy Code.

All Holders of Claims against and/or Interests in the Debtor are encouraged to read this the Plan and Disclosure Statement and other Plan Documents in their entirety before voting to accept or reject the Plan.  The Plan Documents, once filed, shall be available for review in the office of the clerk of the Bankruptcy Court, or online through the Court’s ECF system, www.ganb.uscourts.gov.  Holders of Claims or Equity Interests may also obtain a copy of the Plan Documents by contacting counsel for the Debtor by a written request sent to the above address.  Each of the Plan Documents is an integral part of this Plan and is hereby incorporated by reference and made a part of this Plan.

Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtor expressly reserve the right to alter, amend or modify the Plan, one or more times, before its substantial consummation.

ARTICLE I

DEFINED TERMS

For purposes of this Plan, unless defined elsewhere herein, the following terms shall have the respective meanings ascribed to them below.  Capitalized terms shall refer to the terms as defined in this Article.  Unless otherwise indicated, the singular shall include the plural, the plural shall include the singular and the masculine shall include the feminine and the feminine shall include the masculine in gender.  The term “including” shall mean “including, without limitation.”  Any term in the Plan which is not defined below but which is used in the Bankruptcy Code, Title 11 U.S.C., shall have the meaning ascribed to it in the Bankruptcy Code.

1.01 “Administrative Expense Claim” means any claim for costs and expenses of administration of the Debtor’s Bankruptcy Case that is entitled to priority pursuant to Bankruptcy Code sections 503(b), 507(a)(2), or 507(b), including any Professional Compensation Claim and any fees arising under 28 U.S.C. § 1930(a)(6) as a result of any disbursements made  by the Debtor or the Reorganized Debtor  and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.  The terms “Administrative Expense(s)” and “Administrative Expense Claim(s)” may be used interchangeably in this Plan.

1.02 “Administrative Expense Claimant” means the holder of an Administrative Expense Claim.

1.03 “Administrative Expense Claim Bar Date” means the last day for filing an application or other Bankruptcy Court-approved pleading for allowance and/or payment of an Administrative Expense Claim other than (a) a Claim that arises pursuant to 11 U.S.C. §503(b)(9), or (b) Professional Compensation Claims.  The Administrative Expense Claim Bar Date will be thirty (30) days after the Effective Date or such other date as may be established by Order of the Bankruptcy Court.

1.04 “Affiliate” has the meaning ascribed to such term in Section 101(2) of the Bankruptcy Code.

1.05 “Allowed Amount” means the dollar amount in which a Claim is an Allowed Claim.

1.06 “Allowed Claim” means a Claim or that portion of a Claim against the Debtor that is not a Disputed Claim or a Disallowed Claim and (a) as to which a Proof of Claim was filed with the Clerk’s Office on or before the Bar Date, or, by order of the Bankruptcy Court, was not required to be filed, or (b) as to which no Proof of Claim was filed with the Clerk’s Office on or before the Bar Date, but which has been or hereafter is listed by the Debtor in the Schedules as liquidated in amount and not disputed or contingent, and, in the case of subparagraph (a) or (b) above, as to which either (x) no objection to the allowance thereof has been filed within the time allowed for the making of objections as fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (y) any objection made has been determined and the Claim has been allowed by a Final Order (but only to the extent so allowed).  “Allowed Claim” will also include a Claim that is allowed by the Bankruptcy Court (a) in any contract, instrument, or other agreement or document entered into in connection with the Plan; (b) in a Final Order; or (c) pursuant to the terms of the Plan. “

;Allowed,” when used as an adjective herein (such as Allowed Administrative Expense Claim, Allowed Priority Tax Claim, Allowed Priority Claim, Allowed Secured Claim, and Allowed Unsecured Claim) has a corresponding meaning. Notwithstanding any other provision of the Plan, the term Allowed Claim shall not include any Claim held by a Creditor against which the Debtor has asserted a Cause of Action that has the effect of precluding a Distribution with respect to such Claim.  An Allowed Claim shall be reduced and not include any amount owed by the Creditor to the Debtor.  An Allowed Claim shall not include any penalty or interest accrued after the Petition Date except as expressly provided in the Plan.  Except as expressly provided in the Plan, to the extent that the Holder of an Allowed Claim receives any payment on such Claim from a source other than the Debtor, the amount of such Allowed Claim shall be reduced by the amount of such payment.

1.07 “Allowed Class ... Claim” means an Allowed Claim in the particular Class(es) or categories described.

1.08  “Assets” or “Property” means all property of the Estate as defined in Section 541 of the Bankruptcy Code, including without limitation all right, title, and interest in and to all of the assets, property, interests (including equity interests) and effects, real and personal, tangible and intangible, including all Avoidance Actions and any Causes of Action that the Debtor, or the Estate may have as of the Effective Date or any time thereafter , wherever situated as such properties exist on the Effective Date or thereafter.

1.09 “Avoidance Actions” means any claim or cause of action of the Estate arising out of or maintainable pursuant to sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code or any other similar applicable law, regardless of whether such action has been commenced prior to the Effective Date.

1.10  “Ballot” means each of the ballot forms  that are distributed to Holders of Claims included in the Classes that are Impaired under this Plan and are entitled to vote.

1.11 “Ballot Date” means the date set by the Bankruptcy Court for receipt of Ballots indicating acceptance or rejection of this Plan.

1.12 “Bankruptcy Case,” “Case” or “Chapter 11 Case” means the Chapter 11 case of Galaxy Next Generation, Inc., Case No. 24-20552-JRS, pending in the Bankruptcy Court.

1.13 “Bankruptcy Code” or “Code” means Title 11 of the United States Code (11 U.S.C. §§101 et seq.), as in effect on the Petition Date, together with all amendments and modifications to the Code that were subsequently made applicable to the Case.

1.14 “Bankruptcy Counsel” means Scroggins, Williamson & Ray, P.C., in its Bankruptcy Court-approved capacity as Chapter 11 bankruptcy counsel to the Debtor.

1.15 “Bankruptcy Court” or “Court” means the United States Bankruptcy Court for the Northern District of Georgia, Gainesville Division, or, as the context requires, any other court of competent jurisdiction exercising jurisdiction over this Case.

1.16 “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure, the Local Rules of the Bankruptcy Court (N.D. Ga. L.B.R.), and Second Amended and Restated General Order No. 26-2019, In re Procedures for Complex Chapter 11 Cases, entered by the Bankruptcy Court on February 6, 2023, as in effect on the Petition Date, together with all amendments and modifications to the Bankruptcy Rules that were subsequently made applicable to the Case.

1.17 “Bar Date” means August 15, 2024 for non-governmental entities or November 5, 2024, for governmental entities, the last date for the filing of Proofs of Claim and requests for payment of Administrative Expenses arising under 11 U.S.C. §503(b)(9) against the Debtor.

1.18 “Bar Date Order” means the order entered by the Bankruptcy Court on June 27, 2024, establishing a Bar Date [Dkt. No. 75].

1.19 “Beneficiaries” shall mean all Holders of Allowed Claims in Class 10, which shall be the only Creditors entitled to Distributions from the GUC Trust under the Plan.

1.20 “Beneficiaries Committee” shall mean the entity formed as of the Effective Date, pursuant to Article VI of this Plan and/or the GUC Trust Agreement, to succeed to any and all rights of the Committee, as well as the other additional rights and obligations provided under the Plan and/or the GUC Trust Agreement.

1.21 “Business Day” means any day other than a Saturday, Sunday, or “legal holiday” (as “legal holiday” is defined in Bankruptcy Rule 9006(a)) that commercial banks are open for business in Atlanta, Georgia.

1.22 “Cash” means legal tender of the United States of America.  When used in the Plan with respect to a distribution under the Plan, the term “Cash” means lawful currency of the United States of America, a certified check, a Cashier’s check, a wire transfer of immediately available funds from any source, or a check from the Debtor drawn on a domestic bank.

1.23 “Causes of Action” means any and all of the Estate’s and the Debtor’s actions, Claims, demands, rights, defenses, counterclaims, suits, causes of action, liabilities, obligations, debts, judgments, remedies, damages, recoupments, cross claims, counterclaims, third-party claims, indemnity claims, contribution claims, and any other claims, whether known or unknown, foreseen or unforeseen, direct or indirect/derivative, choate or inchoate in law, equity or otherwise, including all Avoidance Actions, and any and all other Claims or rights of any value whatsoever, at law or in equity, against any Creditor or other third party, including any and all Claims against any Affiliates, members, officers, directors, managers, employees or other Insiders of the Debtor or its Affiliates.  Some of the Causes of Action may be described in further detail in the Disclosure Statement.  A Cause of Action will not under any circumstances be waived as a result of the failure of the Debtor to describe such Cause of Action with specificity in the Plan or the Disclosure Statement.

Causes of Action shall include, but not be limited to, those payments and other transactions identified in the Schedules. Except as expressly released under the Plan or the Confirmation Order, the Debtor will not be estopped or precluded under any theory from pursuing the Causes of Action.

1.24 “Claim” means a claim against the Debtor, whether or not asserted, as defined in  Section 101(5) of the Bankruptcy Code.  Notwithstanding anything to the contrary contained in the Plan, when used in the Plan, the term “Claim” will be given the broadest possible meaning permitted by applicable law and will include all manner and type of claim, whenever and wherever such claim may arise.

1.25 “Claimant” means the holder of a Claim.

1.26 “Claims Litigation” means any and all litigation or proceedings arising out of objections to Claims asserted against the Estate, or affirmative counterclaims or requests for setoff or recoupment that are raised with regard to Claims asserted against the Estate.

1.27 “Class” or “Classes” means a category of Claims or Equity Interests classified together as described in Article III of the Plan, pursuant to Section 1122(a) of the Bankruptcy Code.

1.28 “Clerk” means the Clerk of the Bankruptcy Court.

1.29 “Confirmation” or “Confirmation of the Plan” means the approval of the Plan by the Bankruptcy Court at the Confirmation Hearing.

1.30 “Confirmation Date” means the date on which the Confirmation Order is entered on the Docket pursuant to Bankruptcy Rule 5003(a).

1.31 “Confirmation Hearing” means the hearing(s) held by the Bankruptcy Court pursuant to Section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

1.32 “Confirmation Order” means the order entered by the Bankruptcy Court in the Case confirming the Plan pursuant to Section 1129 and other applicable sections of the Bankruptcy Code, which shall be in all respects reasonably acceptable to the Debtor.

1.33 “Consummation Date” means the date on which a final Distribution to Class 10 Creditors is made in accordance with the Plan.

1.34 “Contingent” with reference to a Claim, means a Claim that has not accrued and that is dependent on a future event that may or may not occur.

1.35 “Creditor” means the Holder of a Claim, within the meaning of Section 101(10) of the Bankruptcy Code, including Creditors with Administrative Expense Claims, Priority Tax Claims, Priority Claims, Secured Claims, Unsecured Claims, and any other Claims classified in the Plan.

1.36 “Creditors Committee” or “Committee” means the Official Committee of Unsecured Creditors, appointed by the United States Trustee in this Bankruptcy Case pursuant to Section 1102 of the Bankruptcy Code, as the membership of such committee has been or may be modified by the United States Trustee.

1.37 “Debt” has the meaning ascribed to such term in Section 101(12) of the Bankruptcy Code.

1.38 “Debtor,” or “Debtor in Possession” means Galaxy Next Generation, Inc.

1.39 “Debtor Priority Claims” means the Administrative Expense Claims, Priority Tax Claims, and Class 1 Claims.

1.40 “Designated Notice” means notice and an opportunity for a hearing as defined in Section 102(a) of the Bankruptcy Code, with notice limited to the Debtor and its counsel, the Office of the United States Trustee, and other parties in interest who, after entry of the Confirmation Order, file a request for notice with the Clerk and serve a copy of such request on counsel to the Debtor and the Office of the U.S. Trustee.

1.41 “Disallowed Claim” means: (a) a Claim, or any portion thereof, that has been disallowed by a Final Order of the Court or otherwise in accordance with the Plan; (b) a Claim that has been listed in the Schedules in the amount of zero dollars or an unknown amount or as contingent, disputed or unliquidated, and as to which no Proof of Claim has been timely filed or deemed timely filed with the Court pursuant to the Bankruptcy Code, any Final Order of the Court or other applicable law; or (c) a Claim that has not been listed in the Schedules and as to which no proof of claim has been timely filed or deemed timely filed with the Court pursuant to the Bankruptcy Code, any Final Order of the Court or other applicable law.

1.42 “Disclosure Statement” means the Disclosure Statement to accompany the Plan, including all attached exhibits, appendices, and schedules, as filed by the Debtor pursuant to Section 1125 of the Bankruptcy Code in respect of the Case and approved by the Bankruptcy Court as containing “adequate information” as that term is defined by Section 1125(a)(1) of the Bankruptcy Code, in the Disclosure Statement Approval Order, as such Disclosure Statement has been and may be amended, supplemented, modified, or amended and restated from time to time.

1.43 “Disclosure Statement Approval Order” means the Order Approving Disclosure Statement entered in the Case.

1.44 “Disputed Claim” means

(a) any Claim (other than a Disallowed Claim) that has not been Allowed by a Final Order of the Bankruptcy Court as to which:

(1) a Proof of Claim has been filed with the office of the Clerk (or as otherwise directed by a Final Order) or is deemed filed under applicable law or Final Order of the Bankruptcy Court or the Claim was listed on the Schedules as not being contingent, disputed or unliquidated, and

(2) an objection or adversary proceeding has been or may be timely filed by a party-in-interest with standing relating to such Claim or against the Holder of such claim, and any such objection or adversary proceeding has not been

(A) withdrawn,

(B) overruled, denied or otherwise resolved by a Final Order of the Bankruptcy Court, or

(C) sustained by a Final Order of the Bankruptcy Court or a judgement entered against the Holder of the Claim.

1.45 “Distribution” means any distribution of Cash, Property, interests in Property or other value distributed under this Plan by the Reorganized Debtor or the GUC Trustee, as applicable, to a Holder of an Allowed Claim.

1.46 “Distribution Date” means the date of any Distribution under the Plan.  The initial Distribution Date shall occur as soon as reasonably practicable following the Effective Date, as determined by the Reorganized Debtor.

1.47 “Distribution Record Date” means the date that is fifteen (15) calendar days prior to a Distribution Date.

1.48 “Docket” means the docket or dockets in the Case maintained by the Clerk.

1.49 “Effective Date” means the first business day after the conditions to the effectiveness of the Plan set forth in Article XIII of the Plan have been satisfied or waived (if waivable).

1.50 “Ehlert” means Bradley Ehlert, the Holder of an Allowed Unsecured Claim under the Plan.

1.51 “Ehlert Settlement” means the settlement between Ehlert and the Debtor incorporated into the Plan, the material terms of which are set forth in Article VI, Section 6.05.

1.52 “Ehlert Settlement Documents” means all transfer and assignment agreements, instruments, and other documents to be executed by the Debtor and Bradley Ehlert in order to implement the Ehlert Settlement.

1.53 “Entity” has the meaning ascribed to such term in Section 101(15) of the Bankruptcy Code.

1.54 “Equity Interests” or “Interests” means any equity interest of a shareholder in the Debtor as of the Confirmation Date.

1.55 “Estate” means the estate created for the Debtor under Section 541 of the Bankruptcy Code upon the commencement of the Case.

1.56 “Estate Assets” means all Property in the Estate, including without limitation Cash, Causes of Action, accounts receivable, tax refunds and credits, deposits, refunds, and retainers.

1.57 “Estimation Hearing” means a hearing for the estimation of Claims under Section 502(c) of the Bankruptcy Code.

1.58 “Excluded Causes of Action” mean any Causes of Action arising prior to the Effective Date (a) for amounts owed to the Debtor or its Estate based on an account receivable or contract between the Debtor and a third party; (b) against Ray LeCroy or Diane LeCroy; (c) against Watson Properties; or (d) for damages resulting from the infringement or misappropriation of patents, trade secrets or other intellectual property in which the Debtor or its Estate holds an interest; provided, however, that Causes of Action against Ray LeCroy or Diane LeCroy for any payments or transfers to them during the year prior to the Petition Date which exceed amounts disclosed in the Schedules shall not be Excluded Causes of Action.

1.59 “Executory Contract” or “Unexpired Lease” means a contract to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.60 “Final Decree” means the Final Order of the Bankruptcy Court entered pursuant to Bankruptcy Rule 3022 closing the Case.

1.61 “Final Decree Date” means the date on which a Final Decree has been entered closing the Case.

1.62“Final DIP Order(s)” means any Final Order or Orders entered by the Court granting the SouthStar DIP Motion and/or the Watson DIP Motion.

1.63“Final Fee Application Deadline” means the forty-fifth (45th) day after the Effective Date.

1.64 “Final Order” means—

(a) an order, judgment, ruling, or other decree (or any revision, modification, or amendment thereto) issued and entered by the Bankruptcy Court or by any state or other federal court that has jurisdiction over any proceeding in connection with the Case for the purpose of such proceeding, which order, judgment, ruling, or other decree has not been reversed, vacated, stayed, modified, or amended and as to which:

(1) no appeal, petition for review, reargument, rehearing, reconsideration, or certiorari has been taken and is pending and the time for the filing of such appeal, petition for review, reargument, rehearing, reconsideration, or certiorari has expired, or

(2) such appeal or petition has been heard and dismissed or resolved and the time to further appeal or petition has expired with no further appeal or petition pending; or

(b) a stipulation or other agreement entered into which has the effect of any such order, judgment, ruling, or other decree with like finality.

1.65  “First Citizens” means First Citizens Bank & Trust Company, the Holder of a Secured Claim against the Debtor.

1.66 “Governmental Authority” means any agency, board, bureau, executive, court, commission, department, legislature, tribunal, instrumentality, or administration of the United States, a foreign country, or any state, or any provincial, territorial, municipal, state, local, or other governmental Entity in the United States of America or a foreign country.

1.67 “GUC Stock” shall mean shares equal to 10% of the common stock in the Reorganized Debtor, which shall be newly issued as of the Effective Date to the GUC Trust for the benefit of the Beneficiaries in Class 10.

1.68 “GUC Trust” or “Trust” means the trust created pursuant to the GUC Trust Agreement and Article VI of this Plan.

1.69 “GUC Trust Agreement” means the agreement governing the formation and conduct of the GUC Trust.

1.70 “GUC Trust Assets” means (a) all Causes of Action, including Avoidance Actions of the Debtor or the Estate, other than any Excluded Causes of Action, (b) the GUC Stock, and (c) and any interest, dividends, distributions or proceeds with respect to the foregoing.

1.71 “GUC Trustee” means Jon David Huffman, and, if Mr. Huffman shall cease to serve at any time following the Effective Date,  any other Person designated by the Beneficiaries Committee, who shall oversee and administer the GUC Trust pursuant to this Plan and the GUC Trust Agreement.

1.72 “GUC Trust Net Proceeds” means all proceeds generated by the GUC Trust from Causes of Action, the GUC Stock, or any other source, net of all fees and expenses incurred by the GUC Trust.

1.73 “Holder” means:

(a) as to any Claim:

(1) the owner or Holder of such Claim as such is reflected on the Proof of Claim filed with respect to such Claim;

(2) if no Proof of Claim has been filed with respect to such Claim, the owner or Holder of such Claim as shown on the Schedules or books and records of the Debtor or as otherwise determined by order of the Bankruptcy Court; or

(3) if the owner or Holder of such Claim has transferred the Claim to a third party, advised the Debtor in writing of such transfer and transferee, and filed notice of the transfer and transferee with the Clerk of the Bankruptcy Court as required by Bankruptcy Rule 3001(e); and

(b) as to any Equity Interest, all owners of Equity Interests as of the Confirmation Date.

1.74 “Impaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.75 “Insider” has the meaning ascribed to such term in Section 101(31) of the Bankruptcy Code.

1.76 “Insider Claim” means any Claim that has been or could be asserted against the Debtor or its Estate asserted by, filed by or scheduled in favor of Gary LeCroy and Magen McGahee LeCroy.

1.77 “Insurance Coverage” means any insurance coverage under any Insurance Policy that is available for the payment of liability or damages arising out of any claim against the Debtor or any officer, directors, manager or employee of the Debtor.

1.78 “Insurance Policy” means any insurance policy in effect at any time on or before the Effective Date owned by the Debtor and/or naming the Debtor as an insured or additional insured, or otherwise affording the Debtor Insurance Coverage.

1.79 LeCroy Properties Lease” means that certain Commercial Property Lease dated as of January 1, 2019, as extended by a Lease Extension Addendum dated as of January 1, 2024, pursuant to which the Debtor has leased improved real property located at 285 and 289 Big A Road, Toccoa, Georgia.

1.80 “Liabilities” means any and all liabilities, obligations, judgments, damages, charges, costs, Debts, and indebtedness of any and every kind and nature whatsoever, whether heretofore, now, or hereafter owing, arising, due, or payable, direct or indirect, absolute or contingent, liquidated or unliquidated, known or unknown, foreseen or unforeseen, matured or unmatured, in law, equity or otherwise, of or relating to:  (a) the Debtor, or any predecessor, successor or assign thereof, or otherwise based in whole or in part upon any act or omission, transaction, event or other occurrence taking place prior to the Effective Date in any way relating to the Debtor or any predecessor, successor, or assign thereof; (b) the Property; (c) the business or operations of the Debtor; (d) the Case; or (e) the Plan, including any and all liabilities, obligations, judgments, damages, charges, costs, Debts, and indebtedness based in whole or in part upon any Claim of or relating to successor liability, transferee liability, or other similar theory; provided, however, that, as used in the Plan, the term “Liabilities” does not include any Postconfirmation or post Effective Date payment obligation expressly set forth and preserved in the Plan.

1.81  “Lien” has the meaning ascribed to it in section 101(37) of the Bankruptcy Code and, with respect to any asset or Property, includes any mortgage, pledge, security interest, lien, right of first refusal, option, or other right to acquire, assignment, charge, claim, easement, conditional sale agreement, title retention agreement, defect in title, or other encumbrance or hypothecation or restriction of any nature pertaining to or affecting such asset or Property, whether voluntary or involuntary and whether arising by law, contract, or otherwise.  Any lien avoided in accordance with Sections 544, 545, 547, 548, or 549 of the Bankruptcy Code shall not constitute a Lien.

1.82 “Monthly Fee Procedures” means the Monthly Compensation Procedures set forth in Section J of the Bankruptcy Court’s Second Amended and Restated General Order 26-2019.

1.83 “Nancy Street Property” means improved real property owned by the Debtor located at 116 Nancy Street, Toccoa, Georgia.

1.84 “Nancy Street Lease” means that Residential Lease dated on or about October 1, 2022, and pursuant to which Gary and Magen LeCroy lease the Nancy Street Property from the Debtor.

1.85 “Net Cash Flow” shall mean cash available for Distributions to Class 10 Creditors after subtracting (a) Distributions to Creditors in Classes 1 – 9 from (b) Cash From Operations, calculated as shown in the Plan Period Projections.

1.86 “Other Priority Claims” means any Claim, other than an Administrative Expense Claim or Priority Tax Claim, entitled to priority in right of payment under Bankruptcy Code section 507(a).

1.87 “Other Secured Claim” means any Secured Claim, other than those in Classes 2- 8, as provided for under Section 506 of the Bankruptcy Code.

1.88 “Permissible Investments” means (i) investments in (a) short-term direct obligations of, or obligations guaranteed by, the United States of America, (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof, (c) an open-ended management investment company, registered under the Investment Company Act of 1940 that is regulated as a “money market fund” pursuant to Rule 2a-7 under the Investment Company Act of 1940, provided that the fund:  (1) invests exclusively in United States Treasury bills and United States Treasury Notes owned directory or through repurchase agreements; (2) has received the highest money market fund rating from a nationally recognized statistical rating organization, such as Standard & Poor’s or Moody’s; (3) has agreed to redeem funds shares in cash, with payment being made no later than the business day following a redemption request by a shareholder, except in the event of an unscheduled closing of the Federal Reserve Banks or the New York Stock Exchange; and (4) has adopted a policy that it will notify its shareholders 60 days prior to any change in its policy (A) to invest exclusively in Treasury Securities as described in (1) above or (B) to redeem fund shares in cash no later than the business day following a redemption request by the shareholder, with limited exceptions for unscheduled closings of Federal Reserve Banks or the New York Stock Exchange; or (ii) deposits in demand deposits at any bank or trust company, provided, however, that the scope of any of the foregoing shall be limited to include only those investments that a GUC Trust, within the meaning of Treasury Regulation section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the guidelines of the IRS, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

1.89 “Person” means any person, individual, corporation, association, partnership, limited liability company, joint venture, trust, organization, business, government, governmental agency, or political subdivision thereof, or any other entity or institution of any type whatsoever, including any “person” as such term is defined in Section 101(41) of the Bankruptcy Code.

1.90 “Petition Date” means May 9, 2024, the date on which the Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

1.91 “Plan,” “the Plan,” or “this Plan” means this First Amended Plan of Reorganization proposed by the Debtor, dated November ___, 2024 (together with all Exhibits or Schedules to the Plan), as the Plan may be amended, supplemented, modified, or amended and restated from time to time in accordance with the provisions of the Plan and the Bankruptcy Code.

1.92 “Plan Documents” or “Plan Supplement” means all documents that aid in effectuating the Plan, including, without limitation, the GUC Trust Agreement, the Ehlert Settlement Documents, all other such documents filed with the Bankruptcy Court at or before the Confirmation Hearing, and including the Confirmation Order.

1.93 “Plan Period” means the approximate five-year period from the Effective Date through December 31, 2029, during which Distributions will be made by or for the benefit of the Reorganized Debtor under the Plan.

1.94 “Plan Period Projections” means the Plan Projections spreadsheet attached as Exhibit “A” to the Plan showing, inter alia, the Reorganized Debtor’s projected receipts, expenses and Distributions to Creditors during the Plan Period.

1.95 “Postconfirmation” means arising or accruing on or after the Confirmation Date.

1.96 “Reorganized Debtor Expenses” means any expenses incurred by the Reorganized Debtor (including Reorganized Debtor Professional Fees) in connection with converting Estate Assets to Cash or resolving objections to or litigation relating to Claims.

1.97 “Reorganized Debtor Professional Fees” means fees and expenses of Professionals retained by the Reorganized Debtor which are incurred in connection with converting Estate Assets to Cash or resolving objections to or litigation relating to Claims.

1.98 “Postpetition” means arising or accruing on or after the Petition Date and before the Effective Date.

1.99 “Preconfirmation” means arising or accruing prior to the Confirmation Date.

1.100 “Pre-Effective Date" means arising or accruing prior to the Effective Date.

1.101 “Prepetition” means arising or accruing prior to the Petition Date.

1.102 “Priority Claimant” means the holder of a Priority Claim.

1.103 “Priority Non-Tax Claim” means a Claim entitled to priority under the provisions of section 507(a) of the Bankruptcy Code other than an Administrative Expense Claim or a Priority Tax Claim.

1.104 “Priority Tax Claim” means a Claim of a Governmental Unit that is entitled to a priority in payment pursuant to Section 507(a)(8) of the Bankruptcy Code and that is not an Administrative Expense, Secured Claim, or Unsecured Claim.

1.105 “Professional” means those Persons (i) retained pursuant to an order of the Bankruptcy Court in accordance with sections 327, 1103, and/or 1106 of the Bankruptcy Code who are to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330, and/or 331 of the Bankruptcy Code,  (ii) for which compensation and reimbursement is subject to allowance by the Bankruptcy Court pursuant to sections 328, 330, 331 or 503(b)(2) of the Bankruptcy Code, or (iii) employed by the Debtor pursuant to this Plan.

1.106 “Professional Compensation Claim” means any Claim by a Professional for compensation and/or reimbursement of expenses incurred prior to the Effective Date pursuant to 11 U.S.C. § 330, plus any fees and expenses related to the final fee application of a Professional.

1.107 “Proponent” means the Debtor as the proponent of the Plan.

1.108 “Property” means all of the Debtor’s and/or the Estate’s interest in any property.

1.109 “Pro Rata Share” means, with respect to any distribution to the Holder of an Allowed Claim in a particular Class or otherwise, a fraction, the numerator of which will be the amount of such Holder’s Allowed Claim and the denominator of which will be the sum of all Allowed Claims and all Disputed Claims in such Class and, if applicable, other Classes. The term “Pro Rata Share” will also be applied in respect of Administrative Expense Claims, Priority Tax Claims, and Priority Claims, as the context requires in the Plan.

1.110  “Proof of Claim” means a proof of claim filed in this Case pursuant to Bankruptcy Rules 3001, 3002, or 3003 in accordance with various orders of the Bankruptcy Court.

1.111 “Reserve” or “Disputed Claims Reserve” means the amount of Cash held by the Debtor, following the Effective Date in reserve for amounts that are or are expected to become due and owing on or following the Effective Date, including without limitation amounts that may become payable, on account of Disputed Claims.

1.112 “Record Holder” means the Holder of a Claim as of the Record Date.

1.113 “Reorganized Debtor” or “Post-Effective Date Debtor” means the Debtor, on or after the Effective Date.

1.114 “Scheduled” means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest, as set forth in the Debtor’s Schedules.

1.115  “Schedules” means, collectively, the Schedules and Statements of Financial Affairs filed by the Debtor in the Case on June 5, 2024 [Dkt. No. 54], pursuant to Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as amended or supplemented from time to time.

1.116 “SEC” means the United States Securities & Exchange Commission.

1.117 “Section 6621 Interest Rate” means the rate of interest charged by the United States for delinquent tax obligations pursuant to 26 U.S.C. § 6621.

1.118 “Secured Claim” means any Claim that is—

(a) secured in whole or in part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable nonbankruptcy law; or

(b) subject to setoff under Section 553 of the Bankruptcy Code; but, with respect to both paragraphs (a) and (b) of this section, only to the extent of the Estate’s interest in the value of the assets or Property securing any such Claim or the amount subject to setoff, as the case may be.  Except as otherwise provided in the Plan, if the value of a Creditor’s interest in the Estate’s interest in the Property securing such Claim or the amount subject to setoff is less than the amount of the Allowed Claim, the resulting deficiency constitutes an Unsecured Claim, which Claim shall be treated as set forth in Article V of the Plan.

1.119 “Secured Creditor” or “Secured Claimant” means any Creditor holding a Secured Claim.

1.120 “SouthStar” means SouthStar Financial, LLC, the Holder of Secured Claim(s) against the Debtor.

1.121 “SouthStar DIP Agreement” means the Term Sheet attached as Exhibit B to the SouthStar DIP Motion, the Factoring Agreement and any related documents referred to in the SouthStar DIP Motion, as such may have been supplemented or modified by the SouthStar DIP Orders.

1.122 “SouthStar DIP Claim” means the Allowed Secured Claim of SouthStar pursuant to the SouthStar DIP Agreement and the SouthStar DIP Orders.

1.123 “SouthStar DIP Motion” means that certain Motion for an Interim Order (1) Authorizing Debtor-In-Possession to Obtain Financing, Grant Security Interests and Accord Priority Status; (2) Authorizing the Debtor to Use Cash Collateral, (3) Giving Notice of Final Hearing; and (3) Modifying Automatic Stay [Doc. No. 14] filed in the Case on May 9, 2024.

1.124 “SouthStar DIP Orders” means, collectively, all interim and final orders of the Court entered in the Case with respect to the SouthStar DIP Motion, including, without limitation, the Interim Order Authorizing Post-Petition Financing Under 11 U.S.C. § 364(d) (SouthStar Financial) [Doc. No. 37] entered on May 15, 2024, and the Second Interim Order Authorizing Post-Petition Financing Under 11 U.S.C. § 364(d) (SouthStar Financial) [Doc. No. 67] entered on June 20, 2024.

1.125 “Subordinated Claims” means Claims against the Debtor that are subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code.

1.126 “Tax Claim” means any Allowed Claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

1.127 “Taxes” means all (i) federal, state, local or foreign taxes, including, without limitation, all net income, alternative minimum, net worth or gross receipts, sales, capital, value added, profits and estimated taxes and (ii) interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority or paid in connection with any item described in clause (i) hereof.

1.128 “Unclaimed Property” means any funds payable to Holders of Claims which are unclaimed.  Unclaimed Property shall include:  (a) checks (and the funds represented thereby) which have been returned as undeliverable without a proper forwarding address; (b) funds for checks which have not been presented and paid within ninety (90) days of their issuance; (c) checks (and the funds represented thereby) which were not mailed or delivered because of the absence of a proper address to mail or deliver such Property; and (d) checks (and the funds represented thereby) which are not mailed due to the lack of required tax identification information, but only following at least one mailed request for this tax identification information.

1.129 “Unexpired Lease” means a lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.130 “Unimpaired Claim” means a Claim that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.131 “United States Trustee” means the United States Trustee for Region 21, and the Office of the United States Trustee located in Atlanta, Georgia.

1.132 “Unsecured Claim” means any Claim that is not an Administrative Expense Claim, Priority Tax Claim, Priority Claim, or Secured Claim, including (a) any Claim arising from the rejection of an Executory Contract or Unexpired Lease under Section 365 of the Bankruptcy Code and (b) any portion of a Claim to the extent the value of the Holder’s interest in the Estate’ interest in the Property securing such Claim is less than the amount of the Claim, or to the extent that the amount of the Claim subject to setoff is less than the amount of the Claim, as determined pursuant to Section 506(a) of the Bankruptcy Code.

1.133 “Unsecured Creditor” means any Creditor holding an Unsecured Claim.

1.134 “Voting Deadline” means the date established by the Bankruptcy Court for the filing of Ballots to accept or reject the Plan.

1.135 “Watson DIP Agreement” means the Term Sheet attached as Exhibit B to the Watson DIP Motion, and any related promissory note, security agreement and other documents, as such may have been supplemented or modified by the Watson DIP Orders.

1.136 “Watson DIP Claim” means the Allowed Secured Claim of Watson Properties pursuant to the Watson DIP Agreement and the Watson DIP Orders.

1.137 “Watson DIP Motion” means that certain Motion for an Interim Order (1) Authorizing Debtor-In-Possession to Obtain Financing, Grant Security Interests and Accord Priority Status; (2) Giving Notice of Final Hearing; and (3) Modifying Automatic Stay [Doc. No. 15] filed in the Case on May 9, 2024.

1.138 “Watson DIP Orders” means, collectively, all interim and final orders of the Court entered in the Case with respect to the Watson DIP Motion, including, without limitation, the Interim Order Authorizing Post-Petition Financing Under 11 U.S.C. § 364(d) (Watson Properties) [Doc. No. 36] entered on May 15, 2024, and the Second Interim Order Authorizing Post-Petition Financing Under 11 U.S.C. § 364(d) (Watson Properties) [Doc. No. 68] entered on June 20, 2024.

1.139 “Watson Initial Distribution Advance” shall mean the $500,000 advance which, under the Watson Plan Support Agreement, Watson Properties has agreed to advance to the Debtor on or before the Effective Date for the purpose of funding an initial Distribution to the Holders of Allowed Unsecured Claims in Class 10.

1.140 “Watson Plan Support Agreement” means that certain letter agreement by and between Watson Properties and the Debtor, to be included in the Plan Documents, which, inter alia, sets forth the terms and conditions under which Watson Properties has agreed to make the Watson Initial Distribution Advance.

1.141 “Watson Properties” means Watson Properties, LLC and/or Keith and Kevin Watson, as applicable, the Holder(s) of Secured Claims against the Debtor.

1.142 “Watson Prepetition Claim” means the Claim of Watson Properties in the total amount of $2,200,000 for amounts advanced by Watson Properties to the Debtor prior to the Petition Date, which is secured by a third priority security interest in the Nancy Street Property.

ARTICLE II

TREATMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

2.1 Nonclassification.  In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified in the Plan. The treatment accorded to Administrative Expenses and Priority Tax Claims is set forth in this Article II.

2.02 Administrative Expense Claims.  Except as otherwise provided below, on or before the later to occur of (i) thirty (30) days following the Administrative Expense Claim Bar Date, or (ii) ten (10) business days following the date of entry of a Final Order allowing the Claim, each Holder of an Allowed Administrative Expense Claim shall be paid in full, in Cash in an amount equal to the Allowed Amount of its Administrative Expense Claim, in accordance with Section 1129(a)(9)(A) of the Bankruptcy Code.  In the case of Professional Compensation Claims which have been allowed by Final Order or that are otherwise payable pursuant to the Monthly Fee Procedures, to the extent not already paid, such Claims shall be paid in full, in Cash, no later than three (3) Business Days after the Effective Date.  Notwithstanding the foregoing, each Holder of an Allowed Administrative Expense Claim may be paid (a) on such other terms as may be agreed upon by the Holder of such Allowed Administrative Expense Claim and the Debtor, or (b) as otherwise ordered by a Final Order of the Bankruptcy Court.

2.03 Fees and Charges.  All fees and charges assessed against the Estate under Chapter 123 of Title 28, United States Code, 28 U.S.C. §§1911-1930, which are incurred but unpaid for all periods through the Effective Date, will be paid on the Effective Date or as soon as reasonably practicable thereafter.

2.04 Applications for Allowance of Administrative Expenses.  All Holders of Administrative Expense Claims (other than Claims pursuant to 11 U.S.C. § 503(b)(9) and Professional Compensation Claims) that do not file an application or other Bankruptcy Court-approved pleading on or before the Administrative Expense Claim Bar Date, which is thirty (30) days after the Effective Date (unless such date is extended by the Court), will be forever barred from asserting such Administrative Expense Claim against the Debtor or the Estate.  Claims arising under 11 U.S.C. §503(b)(9) were required to be filed by the Bar Date, and if they were not filed by the Bar Date, they are forever barred.

2.05 Applications for Final Allowance of Professional Compensation Claims.  All Holders of Professional Compensation Claims must file with the Bankruptcy Court a final application for allowance and payment of fees and expenses on or before the Final Fee Application Deadline.  Any Professional failing to file and serve such final application on or before the Final Fee Application Deadline shall be forever barred from asserting any such right to payment against the Debtor or the Estate.  Objections to such Professional Compensation Claims, if any, must be filed and served no later than 20 days after the Final Fee Application Deadline.

2.06 Priority Tax Claims.  The Debtor will pay all Allowed Priority Tax Claims in Cash in full on the Effective Date or as soon thereafter as is reasonably practicable, but in no event later than the end of five (5) years from the Petition Date.  As to any Allowed Priority Tax Claim not paid in full on the Effective Date, the Holder of such Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim regular quarterly installment payments in Cash in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code through and including the date such Allowed Priority Tax Claim is paid in full, pursuant to the payment schedule shown on the Plan Period Projections.  Holders of Allowed Priority Tax Claims shall receive interest on account of their Allowed Priority Tax Claims at the Section 6621 Interest Rate; provided, however, that if the Holder of such Allowed Priority Tax Claim is a city, county or state, such Holder shall receive interest on account of its Allowed Priority Tax Claim at the applicable statutory rate under state law. To the extent that any Allowed Priority Tax Claim is allowed after the Effective Date, it will be paid in full in Cash as soon after allowance as is reasonably practicable over a period no later than the end of five (5) years from the Petition Date, including interest as calculated above.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

3.1 In General.  Pursuant to Section 1122 of the Bankruptcy Code, the Claims against and Equity Interests in the Debtor and the Property of the Debtor are classified as set forth in this Article.  The rights of all Claimants, and the responsibilities of the Debtor with respect to those Claimants, shall be based upon their classification herein.  A Claim or Equity Interest is classified (a) in a particular Class only to the extent the Claim or Equity Interest qualifies within the description of that Class and (b) in a different Class to the extent the Claim or Equity Interest qualifies within the description of that different Class. Unless otherwise expressly stated, the Classes of Claims set forth below include all Claims that qualify within the description of that Class.  As of the Confirmation Hearing, any Class of Claims which does not contain any Creditor’s Claims will be deemed deleted automatically from the Plan, and any Class of Claims which does not contain an Allowed Claim (or a Claim temporarily or provisionally Allowed by the Bankruptcy Court for voting purposes) will be deemed automatically deleted from the Plan with respect to voting on confirmation of the Plan.

3.02 Classes.  The Claims of Creditors and Holders of Equity Interests under this Plan are divided into the following classes, which classes are mutually exclusive:

(a) Class 1 shall consist of all Priority Non-Tax Claims, if any.

(b) Class 2 shall consist of the Allowed Claims of Watson Properties, including both the Watson Prepetition Claim and the Watson DIP  Claim.

(c) Class 3 shall consist of the SouthStar DIP Claim.

(d) Class 4 shall consist of the Allowed Secured Claim of AJB Capital.

(e) Class 5 shall consist of the Allowed Secured Claim of First Citizens.

(f) Class 6 shall consist of the Allowed Secured Claim of George Mitchell Allen Foundation.

(g) Class 7 shall consist of the Allowed Secured Claim of Mercedes-Benz Financial Services USA, LLC.

(h) Class 8 shall consist of the Allowed Secured Claim of Ford Motor Credit.

(i) Class 9 shall consist of all Allowed Secured Claims not otherwise classified, if any.

(j) Class 10 shall consist of all Allowed Unsecured Claims which are not Insider Claims.

(k) Class 11 shall consist of all Allowed Insider Claims.

(l) Class 12 shall consist of all Allowed Equity Interests in the Debtor.

ARTICLE IV

IMPAIRMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

4.1 Impaired Classes.   Classes 2, 4, 9, and 10 are impaired under the Plan and entitled to vote.  Class 11 Allowed Insider Claims and Class 12 Allowed Equity Interests are impaired and do not retain or receive any Property under the Plan, and are thus deemed to have rejected the Plan under the provisions of Section 1126(g) of the Bankruptcy Code.

4.02 Unimpaired Classes.  Classes 1, 3, 5, 6, 7 and 8 are unimpaired under the Plan.  These classes are deemed to have accepted the Plan under the provisions of Section 1126(f) of the Bankruptcy Code.

ARTICLE V

TREATMENT OF CLASSES UNDER THE PLAN

5.1 In General.  Claims and Equity Interests will be treated under the Plan in the manner set forth in this Article V.  Except as otherwise specifically provided in the Plan, the treatment of, and the consideration to be received by, Holders of Allowed Claims and Holders of Allowed Equity Interests pursuant to the Plan will be in full and final satisfaction, settlement, release, extinguishment, and discharge of their respective Allowed Claims, of any nature whatsoever, and Allowed Equity Interests.

5.02 Unclassified Claims.  Each Holder of an Allowed Administrative Expense Claim or an Allowed Priority Tax Claim will receive the treatment set forth in Article II of the Plan.

5.03 Class 1:  Priority Non-Tax Claims.  Each holder of an Allowed Priority Non-Tax Claim, if any, designated in Class 1 shall be paid by the Reorganized Debtor as follows:

(a)  In full, in Cash, on the later of the Effective Date or, if an objection to such Claim is asserted, five business days following the date of a Final Order allowing any such Claim; or

(b)  Upon such other terms as may be agreed to between the Reorganized Debtor and a Holder of an Allowed Priority Non-Tax Claim.

Class 1 is unimpaired by the Plan.  Holders of Class 1 Claims are not entitled to vote to accept or reject the Plan.

5.04 Class 2:  Watson Properties Claims. Class 2 consists of both the Watson Pre-Petition Claim and the Watson DIP Claim.

(a)  Watson Pre-Petition Claim.  The Watson Prepetition Claim will be Allowed in the amount of $2,200,000.  On the Effective Date, the Claim will be reduced by $800,000 in exchange for newly issued shares representing 90% of the outstanding common stock in the Reorganized Debtor.  The remainder of the Claim, in the amount of $1,400,000, shall continue to be secured by its existing security interest in the Nancy Street Property, but shall receive no distributions from the Reorganized Debtor unless and until all obligations of the Reorganized Debtor to Class 10 Creditors under the Plan have been met.

(b)  Watson DIP Claim.  The Watson DIP Claim shall be treated as follows.  Beginning with the first quarter of 2025 and continuing for a period of five (5) years, Watson Properties shall be paid on a quarterly basis interest at the rate of 12% a.p.r. on the outstanding $1,500,000 principal balance which will be owed as of the Effective Date (the “Watson DIP Principal Balance”).  On December 31, 2029, $500,000 of the Watson DIP Principal Balance (representing the Watson Initial Distribution Advance) shall be due and payable.  The remaining Watson DIP Principal Balance of $1,000,000 will be payable in full on or before December 31, 2032 under a new promissory note bearing interest and containing payment terms as shall be agreed between the Reorganized Debtor and Watson Properties on or before December 31, 2029.  Until such time as the Watson DIP Claim has been paid in full it shall continue to be secured by all collateral and in such priority as provided under the Watson DIP Agreement and the Watson DIP Orders.  As additional collateral, the Watson DIP Claim will also be secured by any Excluded Causes of Action, but the Watson DIP Claim will not be secured by Causes of Action which are being transferred and assigned to the GUC Trust.

5.05 Class 3:  SouthStar DIP Claim.  The SouthStar DIP Claim is a Secured Claim pursuant to the SouthStar DIP Agreement and the SouthStar DIP Orders.  The SouthStar DIP Claim shall be Allowed in the amount of the outstanding unpaid balance under the SouthStar DIP Agreement as of the Effective Date.  The SouthStar DIP Agreement shall be assumed by the Reorganized Debtor as of the Effective Date and the SouthStar DIP Claim shall be paid pursuant to the terms and conditions of the SouthStar DIP Agreement.  Until such time as SouthStar’s Secured Claim has been paid in full it shall continue to be secured by all collateral and in such priority as provided under the SouthStar DIP Agreement and the SouthStar DIP Orders.

5.06 Class 4:  Secured Claim of AJB Capital:  AJB Capital (“AJB”) is the Holder of a pre-petition Claim against the Debtor in the amount of $1,827,500.00 which it asserts is secured by a second priority security interest in the Debtor’s assets, subject only to the Allowed Secured Claim of SouthStar. AJB’s Claim will be bifurcated and treated under the Plan as follows:  AJB will have an Allowed Secured Claim in the amount of $150,000 (the “AJB Secured Claim”).  With respect to AJB Secured Claim, AJB will receive annual payments under the Plan in the amount of $30,000 for five years, for a total of $150,000.  The AJB Secured Claim will not be entitled to interest.  Until such time as the AJB Secured Claim has been paid in full, it shall continue to be secured by all collateral and in such priority as it was on the Petition Date.  The remaining balance of AJB’s Claim, in the amount of $1,677,500, shall be Allowed and treated as an Unsecured Claim under Class 10.

5.07 Class 5:  Secured Claim of First Citizens.  First Citizens filed Proof of Claim No. 25-1 in the Case on August 2, 2024 (the “First Citizens POC”), asserting a Secured Claim in the amount of $160,157.97.  First Citizens’ Secured Claim against the Debtor is based on Prepetition loans to the Debtor under a Business Equity Line Note in the original principal amount of $160,000 (the “First Citizens Note”).  The First Citizens Note is secured by a first priority security interest in the Nancy Street Property pursuant to a Security Deed dated August 31, 2022 (the “First Citizens Security Deed”).  First Citizens shall have an Allowed Secured Claim as set forth in the First Citizens POC.  As of the Effective Date, the Reorganized Debtor shall assume the First Citizens Note and the First Citizens Security Deed, and shall continue to pay all obligations to First Citizens under the First Citizens Note in accordance with its terms and conditions, and all indebtedness to First Citizens thereunder will continue to be secured by the Nancy Street pursuant to the First Citizens Security Deed.

5.08 Class 6:  Secured Claim of George Mitchell Allen Foundation.  The George Mitchell Allen Foundation (“GMAF”) shall have an Allowed Secured Claim in the amount of $281,358.00 (the “GMAF Secured Claim”) based on a Prepetition loan to the Debtor (the “GMAF Loan”).  The GMAF Loan is secured by a second priority security interest in the Nancy Street Property pursuant to a Deed to Secure Debt dated November 1, 2022 (the “GMAF Security Deed”).  As of the Effective Date, the Reorganized Debtor shall assume the GMAF Loan and the GMAF Security Deed, and shall continue to pay all obligations to GMAF under the GMAF Loan in accordance with its terms and conditions, and all indebtedness to GMAF thereunder will continue to be secured by the Nancy Street Property pursuant to the GMAF Security Deed.

5.09 Class 7:  Secured Claim of Mercedes-Benz Financial Services USA, LLC.  Mercedes−Benz Financial Services USA, LLC (“MBFS”) filed Proof of Claim No. 30-1 in the Case on August 14, 2024 (the “MBFS POC”), asserting a Secured Claim in the amount of $37,706.95.  MBFS financed the Debtor’s purchase of a 2021 Mercedes Benz cargo van (the “MBFS Collateral”) under a Retail Installment Sales Contract (the “MBFS Financing Agreement”). The Debtor’s obligations to MBFS under the MBFS Financing Agreement are secured by a first priority purchase money security interest in the MBFS Collateral.    The Allowed Secured Claim of MBFS shall be satisfied as soon as practicable on or after the Effective Date, at the Reorganized Debtor’s option, as follows (i) by surrender of the MBFS Collateral to MBFS, or (ii) by the sale of the MBFS Collateral and the payment by the Debtor to the MBFS of net sale proceeds in an amount equal to the value of MFBS’s Allowed Secured Claim.  Any remaining  deficiency Claim will be treated as an Unsecured Claim in Class 10.

5.10 Class 8:  Secured Claim of Ford Motor Credit.  Ford Motor Credit, LLC (“Ford”) filed Proof of Claim No. 11-1 in the Case on July 9, 2024 (the “Ford POC”), asserting a Secured Claim in the amount of $14,205.71.  Ford financed the Debtor’s purchase of a 2019 Ford Transit Truck (the “Ford Collateral”) under a Retail Installment Sales Contract (the “Ford Financing Agreement”). The Debtor’s obligations to Ford under the Ford Financing Agreement are secured by a first priority purchase money security interest in the Ford Collateral.  Ford shall have an Allowed Secured Claim as set forth in the Ford POC.  As of the Effective Date, the Reorganized Debtor shall assume the Ford Financing Agreement, and shall continue to pay all obligations to Ford (or its designee) under the Ford Financing Agreement in accordance with its terms and conditions, and all indebtedness to Ford thereunder will continue to be secured by a first priority security interest in the Ford Collateral.

5.11 Class 9:  All Other Secured Claims.  Each Allowed Other Secured Claim in Class 9, if any, shall be satisfied as soon as practicable on or after the Effective Date, at the Reorganized Debtor’s option, as follows (i) by the transfer, assignment and conveyance by the Reorganized Debtor of the collateral securing such Class 9 Claim to the Holder of such Allowed Secured Claim in full and final satisfaction of such Allowed Secured Claim, (ii) by the sale of the collateral securing such Allowed Secured Claim, following Designated Notice, and the payment by the Reorganized Debtor to the Holder of such Allowed Secured Claim of the net sale proceeds in an amount equal to the value of such Holder’s interest in the collateral in full and final satisfaction of such Allowed Secured Claim, or (iii) by payment of Cash by the Reorganized Debtor to the Holder of such Allowed Secured Claim in an amount equal to the value of such holder’s interest in the collateral securing the Allowed Secured Claim.

5.12 Class 10:  Allowed Unsecured Claims.  Class 10 consists of all Allowed Unsecured Claims which are not Insider Claims.  Each Holder of a Class 10 Claim shall receive a pro rata share of Distributions to be made from (a) the $500,000 Watson Initial Distribution Advance; (b) annual payments of up to $266,667 from the Reorganized Debtor’s Net Cash Flow during each of 2027, 2028, and 2029, payable no later than the end of each year; and (c) GUC Trust Net Proceeds.

5.13 Class 11:  Insider Claims.  Allowed Insider Claims shall receive no Distributions under the Plan.

5.14 Class 12:  Equity Interests.  As of the Effective Date all Allowed Equity Interests in the Debtor shall be deemed canceled.

ARTICLE VI

MEANS FOR IMPLEMENTATION AND EXECUTION OF PLAN

6.1 Source of Cash for Distributions.  Allowed Professional Expense Claims awarded under 11 U.S.C. § 327 or 330 shall be paid first from any retainers provided or reserves established as contemplated under orders entered in the Chapter 11 Case and, to the extent any deficiencies remain, from cash on hand and/or future earnings of the Reorganized Debtor.  Distributions to Holders of Allowed Claims in Classes 1 – 9 shall be paid from cash generated by the Reorganized Debtor’s operations.  Distributions to Holders of Allowed Claims in Class 10 shall be paid from a $500,000 advance under the Watson DIP Agreement, Net Cash Flow generated by the Reorganized Debtor and GUC Trust Net Proceeds.  Except as otherwise provided in the Plan, no Claims shall bear interest from and after the Petition Date.

6.02  Liquidation of GUC Stock.  On the Effective Date the GUC Stock shall be issued to the GUC Trust for the benefit of the Beneficiaries.  In the event the Reorganized Debtor issues any additional common stock during the time the GUC Stock is held by the GUC Trust, the Reorganized Debtor shall simultaneously issue additional shares to the GUC Trust sufficient to ensure that 10% of all outstanding common stock is held by the GUC Trust. The GUC Trustee shall have authority to vote the shares comprising the GUC Stock on any matter as to which common stockholders are entitled to vote under the Reorganized Debtor’s Bylaws.  Notwithstanding anything to the contrary in this Plan or the GUC Trust Agreement, (a) the GUC Trustee shall not be permitted to sell the GUC Stock for a period of two years following the Effective Date, and (b) after the expiration of two years following the Effective Date, the GUC Trustee shall be permitted to sell the GUC Stock, subject to the Reorganized Debtor’s right of first refusal, the terms of which are as follows:

(a)  If the GUC Trustee shall receive a bona fide offer (a "Third Party Offer") from a third party to purchase any or all of the shares comprising the GUC Stock (the "ROFR Property"), which Third Party Offer is in all respects acceptable to the GUC Trustee, then the GUC Trustee shall notify the Reorganized Debtor in writing of such Third Party Offer (an “Offer Notice”).  The Offer Notice to the Reorganized Debtor shall include all terms and conditions of the Third Party Offer.

(b)  For a period of thirty (30) days after such Offer Notice is received by the Reorganized Debtor,  the Reorganized Debtor (or its assignee) shall have the exclusive right to purchase the ROFR Property upon the terms and conditions set forth in the Third Party Offer.  The Reorganized Debtor shall exercise such right of first refusal, if at all, by delivering its written notice of intent to purchase the ROFR Property (a “Purchase Notice”) upon the same terms and conditions as the Third Party Offer within thirty (30) days after the Reorganized Debtor’s receipt of the GUC Trustee’s Offer Notice. Such purchase shall close  not later than thirty (30) days following the GUC Trustee’s receipt of the Purchase Notice.

(c)  If the Reorganized Debtor fails  to  timely deliver a Purchase Notice with respect to a Third Party Offer, then the GUC Trustee shall be free to sell the ROFR Property for a period of six (6) months thereafter on the same economic terms and conditions (or on different terms more favorable to GUC Trustee) without offering the ROFR Property to the Reorganized Debtor. If the GUC Trustee does not convey its interest in the ROFR Property within such six (6) month period, then the Reorganized Debtor's right of first refusal with respect to such ROFR Property shall be reinstated.

6.03 Watson Plan Support Agreement.  In order to support the Debtor’s reorganization effort, Watson Properties has agreed to make certain financial accommodations and concessions regarding the treatment of its Claims, as described in the Watson Plan Support Agreement.  Under the Watson Plan Support Agreement, Watson Properties shall, inter alia, make the Watson Initial Distribution Advance of $500,000 under the Watson DIP Agreement on or before the Effective Date for the purpose of funding an initial Distribution to Class 10 Creditors.

6.04 Watson Initial Distribution Advance. The proceeds of the Watson Initial Distribution Advance will be held by Scroggins, Williamson & Ray, P.C. (“SWR”) in its IOLTA account, and shall be disbursed therefrom only to fund Distributions to Class 10 Creditors as provided in the Plan.  The Reorganized Debtor shall provide to the GUC Trustee no less than ten (10) days’ advance written notice of proposed Distributions from said proceeds, identifying the proposed amounts and Creditors to be paid.  Any proposed Distribution as to which the GUC Trustee objects in writing to the Reorganized Debtor (with a copy to SWR) within such ten-day period may only be made pursuant to an order of the  Court or by express agreement between the Reorganized Debtor and the GUC Trustee.  Proposed Distributions as to which no objection is asserted by the GUC Trustee within such ten-day period shall be deemed approved and may be made by SWR on behalf of the Reorganized Debtor.  SWR’s role with respect to holding and disbursing the proceeds of the Watson Initial Distribution Advance shall be ministerial only, and SWR shall have no liability to any part with respect thereto except for gross negligence or willful misconduct.

6.05 Ehlert Settlement.  The following settlement and compromise between the Debtor and Reorganized Debtor, on the one hand, and Ehlert, on the other hand, is hereby incorporated into this Plan and shall be binding and enforceable as of the Effective Date:

(a)  The Debtor and/or Reorganized Debtor will assign both issued patents (US Patent No. 11,363,379 "Audio/visual device with central control, assistive listening, or a screen" and US Patent No. 11,026,277 "Assistive listening system that uses sound waves for device pairing") as well as two patent applications (collectively, the "Patents") to Ehlert with the condition that he waive any and all potential causes of action against any party arising from the use of the technology which is the subject of one or more Patents in product manufactured prior to the date of the assignment. For the avoidance of doubt, Ehlert would be prohibited from initiating litigation against the Debtor, the Reorganized Debtor, or any of their customers for, inter alia, infringement of the Patents by product manufactured prior to confirmation of the Plan, including the approximately 150 Amplifier, Teacher Microphone, and Student Microphone units (the Remaining Units”) currently in the Debtor’s inventory.

(b)  The Reorganized Debtor and Ehlert will enter into an agreement which allows each party to use and/or improve upon the intercom software in the form which was in existence as of January 1, 2020 ("Version 5.5''). The agreement would provide, among other things that (i) each party would retain ownership of any updates, modifications, or derivative works they create (or have previously created) independently, and updates made by one party do not grant any rights to the other party with respect thereto; (ii) any derivative works or improvements to Version 5.5 developed by a party are considered separate works, and each party will maintain copyright ownership of those specific derivative works; and (c) confidentiality clauses that provide that Version 5.5 is a trade secret of each party which cannot be disclosed publicly.

(c)   The Debtor and/or Reorganized Debtor shall transfer and assign to Ehlert ownership of the Amplifier, Teacher Microphone, and Student Microphone, including molds, schematics, and firmware, in the form utilized as of the Effective Date, plus the Call Switch in the form purchased by the Debtor in 2019 (but not any improvements or new products developed thereafter), and Ehlert will be deemed to waive any and all potential causes of action against any party arising from the use of these products if they were manufactured and/or sold prior to the date of the assignment. For the avoidance of doubt, this exception includes the Remaining Units.

(d)  Notwithstanding anything to the contrary herein, following the Effective Date the Reorganized Debtor shall only utilize the Remaining Units in connection with the Debtor’s existing warranty program (e.g., to replace defective units sold to customers), and the Remaining Units shall not be reverse engineered to assist in the creation of similar or identical products.

(e)   The Debtor and/or Reorganized Debtor shall promptly dismiss with prejudice the Debtor’s appeal filed from the judgment obtained by Ehlert against the Debtor in the Superior Court of Fulton County, Georgia, on or about March 26, 2024.

(f)   Proof of Claim No. 2 filed by Ehlert in the Case on May 20, 2024, asserting a general, unsecured claim in the amount of $9,180,958.89, will be reduced by $500,000, following which Ehlert shall have an Allowed Unsecured Claim in Class 10 in the amount of $8,680,958.89 as its sole Allowed Claim in the Case.

(g)  The Debtor and Reorganized Debtor hereby waive and release any and all claims, demands, and causes or action, whether known or unknown, which, as of the Effective Date, either or both may have against Ehlert in either his personal or professional capacity.

6.06 Creation of GUC Trust.  On the Effective Date, the GUC Trust shall be created.  The GUC Trust shall be governed by the GUC Trust Agreement, the Plan and the Confirmation Order.

6.07 Vesting of GUC Trust Assets. On the Effective Date, pursuant to Section 1123(b) of the Bankruptcy Code, the Debtor shall be deemed to have transferred and assigned all GUC Trust Assets to the GUC Trust.  All transfers to the GUC Trust shall be free and clear of all liens, claims, interests and encumbrances, except as otherwise set forth in the Plan.  For the avoidance of doubt, except as expressly provided in the Plan or the Confirmation Order, nothing herein shall be construed to restrict or limit the ability or standing of the GUC Trustee to assert any Causes of Action transferred to the GUC Trust.  In connection with any Causes of Action that are transferred to the GUC Trust, any attorney-client privilege, work-product privilege or protection, or other privilege or immunity attaching to any documents or communications thereto (whether written or oral) will also exist for the benefit of the GUC Trust and will vest in the GUC Trustee and his or her representatives.  The GUC Trustee is authorized to take all necessary actions to benefit from such privileges.  For federal income tax purposes, the transfer of the GUC Trust Assets to the GUC Trust will be deemed to be a transfer to the Holders of Allowed Claims in Class 10 (who are the Beneficiaries), followed by a deemed transfer by such Beneficiaries to the GUC Trust.

6.08 Treatment of GUC Trust for Federal Income Tax Purposes; No Successor-in-Interest.  The GUC Trust will be established for the primary purpose of liquidation of the GUC Trust Assets, in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the GUC Trust.  Accordingly, the GUC Trustee will, in an expeditious but orderly manner, liquidate and convert to Cash the GUC Trust Assets, make timely distributions to the GUC Trust Beneficiaries in accordance with the Plan and the GUC Trust Agreement and not unduly prolong its duration.  The GUC Trust will not be deemed a successor-in-interest of the Debtor for any purpose other than as specifically set forth herein or in the GUC Trust Agreement and is a separate and distinct legal entity from the Debtor.

The GUC Trust is intended to be treated as a “liquidating trust” pursuant to Treasury Regulation § 301.7701-4(d) and as a “grantor trust” for federal income tax purposes, pursuant to Section 671 through 679 of the Internal Revenue Code of 1986, as amended (the “IR Code”).  In the event that the GUC Trust shall fail or cease to qualify as a liquidating trust in accordance with Treasury Regulations Section 301.770194(d), the GUC Trustee shall take such action as he or she shall deem appropriate to have the GUC Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3 (but not a publicly traded partnership within the meaning of Section 7704 of the IR Code), including, if necessary, creating or converting it into a Delaware limited partnership or limited liability company that is so classified.  For federal income tax purposes, the GUC Trust Beneficiaries will be treated as the grantors and owners of the GUC Trust and, therefore, will be responsible for the payment of tax on their respective allocable share of the taxable income of the GUC Trust.

Except as expressly provided in the Plan, the Reorganized Debtor shall have no obligation or responsibility to the GUC Trust and shall not be liable for any liabilities of the GUC Trust.However, the Reorganized Debtor, and any Exculpated Parties shall have the obligation to reasonably cooperate with the GUC Trustee in the prosecution of any Causes of Action transferred to the GUC Trust.  Neither the Reorganized Debtor nor the Holders of Insider Claims shall be GUC Trust Beneficiaries.

6.09 Appointment, Removal and Resignation of the GUC Trustee.  From and after the Effective Date, the GUC Trustee shall oversee and administer the GUC Trust pursuant to this Plan and the GUC Trust Agreement.  Following the Effective Date the GUC Trust Agreement shall govern the appointment, resignation, removal and replacement of the GUC Trustee.

6.10 Rights and Obligations of the GUC Trustee. The GUC Trustee shall have the rights, duties and obligations set forth in the GUC Trust Agreement and the Plan.  Such rights, duties and obligations include, but are not limited to, exercising control and authority over the GUC Trust Assets and responsibility for administering (or abandoning, as the case may be) the GUC Trust Assets and taking actions on behalf of, and representing, the GUC Trust.  Except for those matters expressly reserved in the Plan for the Reorganized Debtor, in connection with the performance of his or her duties under the Plan and the GUC Trust Agreement, including the investigation and prosecution of any Causes of Action assigned to the GUC Trust, the GUC Trustee shall be the representative of the Estate as contemplated by Section 1123(b)(3)(B) of the Bankruptcy Code and shall have the rights and powers of a trustee appointed under Sections 702 and 1104 of the Bankruptcy Code to act on behalf of the Estate and the GUC Trust with regard to the GUC Trust Assets and the GUC Trust. The GUC Trustee shall have the authority to bind the GUC Trust within the limitations set forth in the GUC Trust Agreement, the Plan and the Confirmation Order, but shall for all purposes hereunder be acting in the capacity of GUC Trustee and not individually.  Within the limitations set forth in the GUC Trust Agreement, including any required approvals by the Beneficiaries Committee, and subject to the provisions of the Plan, the responsibilities and authority of the GUC Trustee, shall include, without limitation: (a) the making of Distributions to Beneficiaries as contemplated in the Plan; (b) objecting or initiating adversary proceedings relating to Claims, as determined appropriate by the GUC Trustee; (c) establishing and maintaining Disputed Claims reserves to be determined in the discretion of the GUC Trustee; (d) filing appropriate tax returns with respect to the GUC Trust in the exercise of its fiduciary obligations; (e) retaining Professionals and other Persons without further order of the Bankruptcy Code, and compensating and reimbursing the expenses of those professionals and other Persons on the terms to be agreed to by the GUC Trustee and such Professionals and other Persons without further order of the Bankruptcy Court, to the extent set forth in the GUC Trust Agreement; (f) taking such actions, which in the sole discretion of the GUC Trustee are necessary to prosecute, resolve or compromise, as appropriate, all Causes of Action assigned to the GUC Trust; (g) selling the GUC Stock as permitted under the Plan; (h) opening, closing and maintaining new or existing bank accounts, letters of credit and other financial instruments; (i) cooperating with the Reorganized Debtor with respect to the preparation  and filing of U.S. Trustee Postconfirmation quarterly reports, until such time as the Bankruptcy Court enters an order (i) dismissing the Bankruptcy Case, (ii) converting the Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code, or (iii) approving a final decree closing the Bankruptcy Case; (j) investing GUC Trust Assets in Permissible Investments or otherwise in accordance with Bankruptcy Code section 345; (k) taking such actions the GUC Trustee deems appropriate in his or her reasonable business judgment against any Person with respect to a GUC Trust Asset and commencing any process or proceeding with respect to any GUC Trust Asset in the Bankruptcy Court or in any court of competent jurisdiction in accordance with applicable laws, to the extent set forth in the GUC Trust Agreement; (l) proceeding with and employing all discovery devices permitted under applicable law, including Rule 2004 of the Bankruptcy Rules, in order to investigate any GUC Trust Assets; (m) asserting and/or waiving, as the GUC Trustee deems appropriate, any attorney-client privilege or similar privilege belonging to the Debtor immediately prior to the Effective Date and relating to the GUC Trust Assets; and (n) executing and delivering all documents and taking such actions as are necessary and reasonable to carry out the purposes of the GUC Trust and the Plan.  In the event that the GUC Trust and Ehlert, individually, shall have claims against the same third party, the GUC Trustee shall obtain Court approval prior to any compromise or settlement of the GUC Trust claim.

6.11 Compensation of the GUC Trustee. The GUC Trustee shall be compensated from the GUC Trust Assets in accordance with the provisions of the GUC Trust Agreement.

6.12 GUC Trust Expenses.  All GUC Trust Expenses will be charged against and paid from GUC Trust Assets, and the GUC Trustee will pay the same as and when due and payable to the extent of available funds.  The GUC Trustee may engage attorneys to prosecute Causes of Action and represent the GUC Trustee as set forth in the Plan and the GUC Trust Agreement. The Professionals retained by the GUC Trustee will be compensated from the GUC Trust Assets in accordance with the provisions of the GUC Trust Agreement. The availability of funding, or lack thereof, to pay GUC Trust Expenses and GUC Trustee compensation may be considered by the GUC Trustee in exercising discretion regarding the prosecution, resolution, or settlement of any Cause of Action.

6.13 Post-Confirmation Report of GUC Trust.  The GUC Trustee shall cooperate with the Reorganized Debtor and provide any information required to prepare required post-confirmation reports.

6.14 Dissolution of GUC Trust.  The GUC Trust will be dissolved no later than six (6) years from the Effective Date unless the Bankruptcy Court, upon a motion filed prior to the sixth (6th) anniversary or the end of any extension period approved by the Bankruptcy Court (the filing of which will automatically extend the term of the GUC Trust pending the entry of an order by the Bankruptcy Court granting or denying the motion), determines that a fixed period extension (not to exceed two (2) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service or opinion letter that any further extension would not adversely affect the status of the GUC Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the GUC Trust Assets. After (a) the final Distribution of GUC Trust Assets pursuant to this Plan, and (b) the filing by or on behalf of the GUC Trust of a certification of dissolution with the Bankruptcy Court in accordance with this Plan, the GUC Trust will be deemed dissolved for all purposes without the necessity for any other or further actions.

6.15 Liability of GUC Trust. On and after the Effective Date, the GUC Trust will have no liability on account of any Claims except as set forth in the Plan and in the GUC Trust Agreement.

6.16 Beneficiaries Committee. On the Effective Date, the Beneficiaries Committee will be appointed and will succeed to any and all rights of the Committee, as well as the other additional rights and obligations set forth in this Plan and the GUC Trust Agreement.  The initial members of the Beneficiaries Committee shall be the members of the Committee immediately prior to the Effective Date.  The Beneficiaries Committee may, through its by-laws, agree to provisions for removal and replacement members of the Beneficiaries Committee or the addition of new members of the Beneficiaries Committee.  The Beneficiaries Committee shall retain and have all of the rights, powers, and duties necessary to carry out its responsibilities under this Plan.

6.17 Administration of Claims.  Following the Effective Date, the Reorganized Debtor shall complete its respective reviews of Claims and shall initiate, file and prosecute any and all actions deemed necessary and appropriate to dispute, disallow, object to or otherwise quantify the Claims.  The Reorganized Debtor shall take actions regarding the administration, reconciliation and settlement of Claims, and shall object to such Claims and prosecute Claims Litigation related to such claims, until such time as the Reorganized Debtor determines that further pursuit of litigation or actions objecting to such Claims is no longer cost efficient, and will be of no further benefit.  THE FAILURE TO OBJECT TO ANY CLAIM PRIOR TO THE COMMENCEMENT OF THE HEARING ON CONFIRMATION OF THE PLAN SHALL NOT BE DEEMED TO BE A WAIVER OF THE RIGHT TO OBJECT THEREAFTER TO SUCH CLAIM IN WHOLE OR IN PART FOR THE PURPOSE OF DISTRIBUTION.

6.18 Reorganized Debtor Expenses.  Reorganized Debtor Expenses, including Reorganized Debtor Professional Fees, shall be paid by the Reorganized Debtor.

6.19 Preservation of Rights of Action. Except as otherwise expressly provided herein, any rights or Causes of Action accruing to or held by the Debtor or its Estate prior to the Effective Date shall be deemed GUC Trust Assets of, and vest in, the GUC Trust on the Effective Date, exclusive of any Excluded Causes of Action. The GUC Trustee may pursue those Causes of Action which constitute GUC Trust Assets, as deemed appropriate.  The Plan, the Disclosure Statement and Schedules do not set forth an exhaustive list of all Causes of Action preserved under the Plan and vesting in the GUC Trust and the failure to identify or list any particular Cause of Action therein shall not constitute a waiver or release of such Cause of Action.  ALL CAUSES OF ACTIONS NOT EXPRESSLY RELEASED OR WAIVED IN THE PLAN OR THE CONFIRMATION ORDER SHALL SURVIVE CONFIRMATION, AND THE ASSERTION OF CAUSES OF ACTIONS SHALL NOT BE BARRED OR LIMITED BY ANY ESTOPPEL, WHETHER JUDICIAL, EQUITABLE OR OTHERWISE.

6.20 Reorganized Debtor No Longer Public Company.  Following the Effective Date, the Reorganized Debtor will no longer be a publicly traded corporation. In connection with cancelation of the Allowed Equity Interests in Class 12, the Debtor's common stock will be delisted from any exchange, and the Debtor’s reporting obligations under applicable securities laws will be terminated.  The Reorganized Debtor will be responsible for taking any further action, including any required filings with the SEC or other regulatory body, as may be necessary to effectuate the foregoing. Any securities to be issued under the Plan shall be exempt from registration pursuant to Section 1145(a) of the Bankruptcy Code.

ARTICLE VII

DISCHARGE, RELEASE, LIMITATION OF LIABILITY, AND GENERAL INJUNCTION

7.1 DISCHARGE OF CLAIMS.   EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, THE CONFIRMATION ORDER WILL OPERATE AS A DISCHARGE, PURSUANT TO SECTION 1141(D) OF THE BANKRUPTCY CODE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AS OF THE EFFECTIVE DATE, OF ANY AND ALL DEBTS OF, AND CLAIMS OF ANY NATURE WHATSOEVER AGAINST THE DEBTOR AND REORGANIZED DEBTOR THAT AROSE AT ANY TIME PRIOR TO THE CONFIRMATION DATE, INCLUDING ANY AND ALL CLAIMS FOR PRINCIPAL AND INTEREST, WHETHER ACCRUED BEFORE, ON OR AFTER THE PETITION DATE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS PLAN, ON THE EFFECTIVE DATE, THE DEBTOR, THE ESTATE, AND THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, INCLUDING, WITHOUT LIMITATION, THE REORGANIZED DEBTOR AND THE GUC TRUST, WILL BE DISCHARGED FROM ANY CLAIM OR DEBT THAT AROSE PRIOR TO THE CONFIRMATION DATE AND FROM ANY AND ALL DEBTS OF THE KIND SPECIFIED IN SECTION 502(G), 502(H), OR 502(I) OF THE BANKRUPTCY CODE, REGARDLESS OF WHETHER (A) A PROOF OF CLAIM BASED ON SUCH DEBT WAS FILED PURSUANT TO SECTION 501 OF THE BANKRUPTCY CODE, (B) A CLAIM BASED ON SUCH DEBT IS AN ALLOWED CLAIM PURSUANT TO SECTION 502 OF THE BANKRUPTCY CODE, OR (C) THE HOLDER OF A CLAIM BASED ON SUCH DEBT HAS VOTED TO ACCEPT THE PLAN.  AS OF THE EFFECTIVE DATE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, ALL PERSONS AND ENTITIES, INCLUDING ALL HOLDERS OF A CLAIM, WILL BE FOREVER PRECLUDED AND PERMANENTLY ENJOINED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW FROM ASSERTING DIRECTLY OR INDIRECTLY AGAINST THE DEBTOR, THE ESTATE, OR ANY OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OR THE ASSETS OR PROPERTY OF ANY OF THEM, ANY OTHER OR FURTHER CLAIMS, DEBTS, RIGHTS, CAUSES OF ACTION, REMEDIES, LIABILITIES, OR ANYTHING BASED UPON ANY ACT, OMISSION, DOCUMENT, INSTRUMENT, TRANSACTION, OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE EFFECTIVE DATE OR THAT OCCURS IN CONNECTION WITH IMPLEMENTATION OF THE PLAN, AND THE CONFIRMATION ORDER WILL CONTAIN APPROPRIATE INJUNCTIVE LANGUAGE TO THAT EFFECT.  IN ACCORDANCE WITH THE FOREGOING, EXCEPT AS SPECIFICALLY PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, THE CONFIRMATION ORDER WILL BE A JUDICIAL DETERMINATION OF THE DISCHARGE OF ALL SUCH CLAIMS AND OTHER DEBTS AND LIABILITIES AGAINST THE DEBTOR, PURSUANT TO SECTIONS 524 AND 1141 OF THE BANKRUPTCY CODE, AND SUCH DISCHARGE WILL VOID ANY JUDGMENT OBTAINED AGAINST THE DEBTOR, AT ANY TIME, TO THE EXTENT THAT SUCH JUDGMENT RELATES TO A DISCHARGED CLAIM, LIABILITY OR DEBT.

HOLDERS OF ADMINISTRATIVE EXPENSE CLAIMS (INCLUDING HOLDERS OF ANY CLAIMS FOR POSTPETITION FEDERAL, STATE, OR LOCAL TAXES) THAT DO NOT FILE AN APPLICATION OR OTHER BANKRUPTCY COURT-APPROVED PLEADING BY THE ADMINISTRATIVE EXPENSE CLAIMS BAR DATE WILL BE FOREVER BARRED FROM ASSERTING SUCH ADMINISTRATIVE EXPENSE CLAIMS AGAINST THE DEBTOR, THE ESTATE, THE REORGANIZED DEBTOR THE GUC TRUST, OR ANY OF THEIR RESPECTIVE PROPERTY.

7.02 GENERAL  INJUNCTION.  PURSUANT TO SECTIONS 105, 1123, 1129 AND 1141 OF THE BANKRUPTCY CODE, IN ORDER TO PRESERVE AND IMPLEMENT THE VARIOUS TRANSACTIONS CONTEMPLATED BY AND PROVIDED FOR IN THE PLAN, AS OF THE EFFECTIVE DATE AND THROUGH THE CONSUMMATION DATE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, ALL PERSONS OR ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM, DEBT, OR LIABILITY AGAINST THE DEBTOR, THE ESTATE OR ANY OF THEIR RESPECTIVE PROPERTY, ARE AND SHALL BE ENJOINED AND BARRED TO THE FULLEST EXTENT PERMITTED BY LAW FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH CLAIMS, DEBTS, OR LIABILITIES, OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHTS OR OBLIGATIONS UNDER THE PLAN OR THE PLAN DOCUMENTS:  (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST THE GUC TRUST, THE DEBTOR, THE ESTATE, OR THEIR RESPECTIVE PROPERTY; (B) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE GUC TRUST, THE DEBTOR, THE ESTATE, OR THEIR RESPECTIVE PROPERTY; (C) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST THE GUC TRUST, THE DEBTOR, THE ESTATE, OR THEIR RESPECTIVE PROPERTY; (D) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE GUC TRUST, THE DEBTOR OR THE ESTATE; (E) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE CONFIRMATION ORDER; OR (F) INTERFERING WITH OR IN ANY MANNER WHATSOEVER DISTURBING THE RIGHTS AND REMEDIES OF THE GUC TRUST, THE DEBTOR OR THE ESTATE UNDER THE PLAN AND THE PLAN DOCUMENTS AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION THEREWITH.  THE GUC TRUSTEE SHALL HAVE THE RIGHT TO INDEPENDENTLY SEEK ENFORCEMENT OF THIS GENERAL INJUNCTION PROVISION.  THIS GENERAL INJUNCTION PROVISION IS AN INTEGRAL PART OF THE PLAN AND IS ESSENTIAL TO ITS IMPLEMENTATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE PROVISIONS OF THIS § 7.02 SHALL NOT RELEASE, OR BE DEEMED A RELEASE OF, ANY OF THE CAUSES OF ACTION.

7.03 EXCULPATION FROM LIABILITY.  THE DEBTOR, ITS CURRENT OFFICERS AND DIRECTORS, AND ITS PROFESSIONALS (ACTING IN SUCH CAPACITY), THE COMMITTEE AND ITS PROFESSIONALS (ACTING IN SUCH CAPACITY), THE MEMBERS OF THE COMMITTEE AND THEIR PROFESSIONALS (ACTING IN SUCH CAPACITY) (COLLECTIVELY, THE “EXCULPATED PARTIES”) SHALL NEITHER HAVE NOR INCUR ANY LIABILITY WHATSOEVER TO ANY PERSON OR ENTITY FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN IN GOOD FAITH IN CONNECTION WITH OR RELATED TO THE FORMULATION, PREPARATION, DISSEMINATION, OR CONFIRMATION OF THE PLAN, THE DISCLOSURE STATEMENT, ANY PLAN DOCUMENT, OR ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO, OR ANY OTHER ACT TAKEN OR OMITTED TO BE TAKEN, IN CONNECTION WITH THE PLAN OR THE CASE, IN EACH CASE FOR THE PERIOD ON AND AFTER THE PETITION DATE AND THROUGH THE EFFECTIVE DATE; PROVIDED, HOWEVER, THAT THIS EXCULPATION FROM LIABILITY PROVISION SHALL NOT BE APPLICABLE TO ANY LIABILITY FOUND BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM FRAUD OR THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ANY SUCH PARTY.  THE RIGHTS GRANTED UNDER THIS § 7.03 ARE CUMULATIVE WITH (AND NOT RESTRICTIVE OF) ANY AND ALL RIGHTS, REMEDIES, AND BENEFITS THAT THE EXCULPATED PARTIES HAVE OR OBTAIN PURSUANT TO ANY PROVISION OF THE BANKRUPTCY CODE OR OTHER APPLICABLE LAW.  IN FURTHERANCE OF THE FOREGOING, THE EXCULPATED PARTIES SHALL HAVE THE FULLEST PROTECTION AFFORDED UNDER SECTION 1125(E) OF THE BANKRUPTCY CODE AND ALL APPLICABLE LAW FROM LIABILITY FOR VIOLATION OF ANY APPLICABLE LAW, RULE OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCE OR REJECTION OF A PLAN OR THE OFFER, ISSUANCE, SALE OR PURCHASE OF SECURITIES.  THIS EXCULPATION FROM LIABILITY PROVISION IS AN INTEGRAL PART OF THE PLAN AND IS ESSENTIAL TO ITS IMPLEMENTATION.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE PROVISIONS OF THIS § 7.03 SHALL NOT RELEASE, OR BE DEEMED A RELEASE OF, ANY OF THE CAUSES OF ACTION.

7.04 RELEASE OF EXCULPATED PARTIES.  ON THE EFFECTIVE DATE, THE EXCULPATED PARTIES SHALL BE UNCONDITIONALLY AND ARE HEREBY DEEMED TO BE UNCONDITIONALLY RELEASED FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, LOSSES, RIGHTS, REMEDIES, CAUSES OF ACTION, CHARGES, COSTS, DEBTS, INDEBTEDNESS, OR LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE BETWEEN THE PETITION DATE AND THE EFFECTIVE DATE, WHICH IS IN ANY WAY RELATING TO THE DEBTOR, THE CASE, ANY PROPERTY OF THE DEBTOR, THE BUSINESS OR OPERATIONS OF THE DEBTOR, ANY PLAN DOCUMENTS, THE PLAN, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY; PROVIDED, HOWEVER, THAT THIS RELEASE PROVISION SHALL NOT BE APPLICABLE TO ANY LIABILITY FOUND BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM FRAUD OR THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ANY SUCH EXCULPATED PARTY.  THE CONFIRMATION ORDER SHALL ENJOIN THE PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIM, OBLIGATION, SUIT, JUDGMENT, DAMAGE, LOSS, RIGHT, REMEDY, CAUSE OF ACTION, CHARGE, COST, DEBT, INDEBTEDNESS, OR LIABILITY WHICH AROSE OR ACCRUED DURING SUCH PERIOD OR WAS OR COULD HAVE BEEN ASSERTED AGAINST ANY OF THE EXCULPATED PARTIES, EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER.  EACH OF THE EXCULPATED PARTIES SHALL HAVE THE RIGHT TO INDEPENDENTLY SEEK ENFORCEMENT OF THIS RELEASE PROVISION.  THIS RELEASE PROVISION IS AN INTEGRAL PART OF THE PLAN AND IS ESSENTIAL TO ITS IMPLEMENTATION.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE PROVISIONS OF THIS § 7.04 SHALL NOT RELEASE, OR BE DEEMED A RELEASE OF, ANY OF THE CAUSES OF ACTION.

7.05 Barton Doctrine.  The “Barton Doctrine,” e.g. Barton v. Barbour, 104 U.S. 126, 26 L.Ed. 672 (1881) (Supreme Court held that a trustee cannot be sued without leave of the bankruptcy court), which prohibits a party from suing either a trustee, the officers of a debtor in possession, or their attorneys, in a non-appointing court for acts done in their official capacity, shall pertain to the provisions of this Article VII, and shall stand as one of the bases for enforcement of the provisions herein.  See, e.g., Carter v. Rodgers, 220 F.3d 1249, 1252 (11th Cir. 2000)(“ [j]oining the other circuits that have considered this issue, we hold that a debtor must obtain leave of the bankruptcy court before initiating an action in district court when that action is against the trustee or other bankruptcy-court-appointed officer, for acts done in the actor’s official capacity”); Patco Energy Express v. Lambros, 2009 U.S. App. LEXIS 25771 (11th Cir. 2009) (“[w]here a plaintiff neglects to obtain leave from the appointing court, a suit filed [against a bankruptcy trustee] in another court must be dismissed for lack of subject matter jurisdiction”); In the Matter of Linton, 136 F.3d 544, 545 (7th Cir. 1998); In re DeLorean Motor Co., 991 F.2d 1236, 1240-41 (6th Cir. 1993) (“[i]t is well settled that leave of the appointing forum must be obtained by any party wishing to institute an action in a nonappointing forum against a trustee, for acts done in the trustee’s official capacity and within the trustee’s authority as an officer of the court .... counsel for trustee, court appointed officers who represent the estate, are the functional equivalent of a trustee”); In re Balboa Improvements, Ltd., 99 B.R. 966, 970 (9th Cir. BAP 1989) (holding that permission to sue debtor’s attorney for alleged misconduct in the administration of an estate must be obtained from the bankruptcy court).

7.06 Continuation of Automatic Stay. The automatic stay arising out of Section 362(a) of the Bankruptcy Code shall continue in full force and effect until the Consummation Date, and the Debtor, the Reorganized Debtor, the Estate, the GUC Trustee and the GUC Trust shall be entitled to all of the protections afforded thereby.  The Court shall have the power to grant such additional and supplemental stays as may be necessary or appropriate to protect and preserve the Assets of the Debtor, the Estate and/or the GUC Trust or to permit the just and orderly administration of the Estate.

7.07 Regulatory or Enforcement Actions.  Nothing in this Plan shall restrict any federal government regulatory agency from pursuing any regulatory or police enforcement action or performing its statutory duties against any Person or Entity in any forum, but only to the extent not prohibited by the automatic stay of Section 362 of the Bankruptcy Code or discharged or enjoined pursuant to Section 524 or 1141(d) of the Bankruptcy Code.  Nothing contained in this Article VII, Section 7.07 is intended to, nor shall it, supersede or alter any applicable provisions of the Bankruptcy Code.

7.08 No Liability for Untimely Administrative Expense Claims.  Holders of Administrative Expense Claims (including Holders of any Claims for Postpetition federal, state or local taxes) that do not file an application or other Bankruptcy Court-approved pleading by the Administrative Expense Claims Bar Date, will be forever barred from asserting such Administrative Expense Claims against the Debtor, the Estate, the Reorganized Debtor, or any of their respective Property.

ARTICLE VIII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

If a Proof of Claim is filed by any Creditor asserting a Claim for the same obligation which had previously been listed for such Creditor by the Debtor on the Schedules, then the Scheduled Claim shall be deemed a Disallowed Claim without the need for the Debtor or any party in interest to file an objection to such Scheduled Claim.  The Claim asserted in the Proof of Claim shall be deemed to replace such Scheduled Claim and shall ultimately become an Allowed Claim, a Disputed Claim or a Disallowed Claim pursuant to the procedures set forth in this Plan.

Notwithstanding any other provisions of the Plan, no payments or distribution shall be made on account of a Disputed Claim until and unless such Claim becomes an Allowed Claim.  In lieu of Distributions under the Plan by the Reorganized Debtor to Holders of Disputed Claims, a Disputed Claims Reserve shall be maintained by the Reorganized Debtor for payment of any Disputed Claim which becomes an Allowed Claim.  In lieu of Distributions under the Plan by the GUC Trustee to Holders of Disputed Claims, a Disputed Claims Reserve shall be maintained by the GUC Trustee for payment of any Disputed Claim which becomes an Allowed Claim.  Distributions on account of any Disputed Claim that has become an Allowed Claim shall be made as soon as is reasonably practicable following allowance of the Claim. The Reorganized Debtor and the GUC Trustee shall keep each other informed regarding the status of any Disputed Claims.

The Reorganized Debtor and/or the GUC Trustee, as applicable, shall have the authority to settle and resolve any Disputed Claim that was originally asserted in an amount equal to or less than One Hundred Fifty Thousand Dollars ($150,000.00) upon such terms and conditions as deemed appropriate and in the best interests of Creditors.  Any such compromise and settlement shall be deemed final and binding upon all parties in interest in the Case.  The Reorganized Debtor and/or the GUC Trustee, as applicable, shall not have any obligation to provide notice to or file and serve pleadings upon any such parties in interest and shall not have any requirement to obtain Court approval, in connection with compromising these Claims.

With respect to any Disputed Claim that was originally asserted in an amount that exceeds One Hundred Fifty Thousand Dollars ($150,000.00), the Reorganized Debtor and/or the GUC Trustee, as applicable, shall have the authority to compromise and settle any such Claim on such terms as deemed appropriate and in the best interests of Creditors, subject to providing Designated Notice of any such proposed compromise and a reasonable opportunity to object thereto.  If a party in interest files a written objection with the Court in the Case with respect to any proposed compromise of any Disputed Claim, and serves a copy of said objection upon counsel for the party seeking authority to compromise the Disputed Claim within ten (10) days from the service of Designated Notice of the proposed compromise, then the Court shall schedule a hearing with respect to said objection.  If no objection is timely filed and served, the Reorganized Debtor and/or the GUC Trustee, as applicable, may compromise and settle any such Disputed Claim without further authorization.  The Reorganized Debtor and/or the GUC Trustee, as applicable, may, but is not required to, file a motion seeking entry of an order approving a proposed compromise and settlement of any Disputed Claim, upon notice to parties entitled to Designated Notice.

ARTICLE IX

PROVISIONS REGARDING DISTRIBUTIONS

9.1 Date of Distributions.  Holders of Allowed Claims in Classes 1-9 shall receive Distributions as and when described above in Article V.  With respect to Class 10, (a) as soon as is reasonably practicable following the Effective Date, the Reorganized Debtor shall make an initial Distribution to Holders of Allowed Claims from the Watson Initial Distribution Advance and (b) additional Distributions shall be made from the Reorganized Debtor’s Net Cash Flow in a total, aggregate amount of up to $266,667 during each of 2027, 2028, and 2029, which shall be payable no later than the end of each year.  Additionally,  Distributions to Class 10 Creditors shall be made by the GUC Trustee from GUC Trust Net Proceeds in accordance with the Plan and the GUC Trust Agreement.

9.02 Interest on Claims. Except as expressly provided in a Final Order entered in the Case or as expressly provided in this Plan (a) no holder of any Unsecured Claim  shall be entitled to interest accruing on or after the Petition Date on such Claim, and (b) interest shall not accrue or be paid upon any Disputed Claim with respect to the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim, or any part thereof, becomes an Allowed Claim.

9.03 Means of Payment. All payments made pursuant to the Plan shall be in Cash and by any means reasonably selected by the GUC Trustee or the Reorganized Debtor, as applicable, including check or wire transfer.

9.04 Duties of GUC Trustee.  The GUC Trustee will make all Distributions to Beneficiaries under the Plan out of the GUC Trust Net Proceeds.  The GUC Trustee will have responsibility for determining pro rata Distributions (as necessary) and sending such Distributions to the appropriate Holders of Claims.  The duties of the GUC Trustee with respect to Distributions are limited to the ministerial functions set forth specifically in this Plan.  Notwithstanding any other provision of this Plan to the contrary, Distributions may be deferred or delayed in the discretion of the GUC Trustee for a reasonable time in the event that such deferral is necessary to permit investments to reach maturity, in the event that additional time is needed to make a proper Distribution, or in the event that the receipt of additional funds is necessary to make meaningful payments.

9.05 Rounding.Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole cent.

9.06 No Payments of $100 or Less on Allowed Class 5 Claims Prior to Final Distribution Date.  If a Cash payment to be received by any Holder of an Allowed Claim in Class 10 on any Distribution Date would be $100 or less in the aggregate, notwithstanding any contrary provision of this Plan, no such payment will be made to such Holder, and such Cash, if applicable, shall be held for such Holder until the next Distribution Date, at which time such Cash payment shall be made to the Holder (unless this provision again applies).

9.07 Unclaimed Property.  Unclaimed Property shall be held in an “Unpaid Claims Reserve” to be held for the benefit of the Holders of Allowed Claims in Class 10 entitled thereto under the terms of the Plan.  For a period of 180 days following the initial Distribution to Holders of Allowed Class 10 Claims (said period being hereinafter referred to as the “Claiming Period”), Unclaimed Property shall be held in the Unpaid Claims Reserve solely for the benefit of the Holders of Allowed Class 10 Claims which have failed to claim such property.  During the Claiming Period, Unclaimed Property due the Holder of an Allowed Class 10 Claim shall be released from the Unpaid Claims Reserve and delivered to such Holder upon presentation of proper proof by such holder of its entitlement thereto.  In the event that there is Unclaimed Property in the Unpaid Claims Reserve with regard to any Allowed Class 10 Claim, the Reorganized Debtor or the GUC Trustee, as applicable shall, until such Unclaimed Property is claimed or the Claiming Period with regard to the holder of such Claim has expired, make all subsequent Distributions due with regard to such Claim to the Unpaid Claims Reserve.  After the Claiming Period with regard to such Holder has expired, no subsequent Distributions shall be made on account of such Claim, and such Claim shall be treated as being disallowed, waived, and satisfied.  The Reorganized Debtor shall provide the GUC Trustee with a list of all Claims which have been disallowed pursuant to this provision.

9.08 Withholding Taxes. The GUC Trustee and the Reorganized Debtor, as applicable, shall be entitled to deduct any federal or state withholding taxes from any Distributions made with respect to Allowed Claims, as appropriate, and shall otherwise comply with Section 346 of the Bankruptcy Code.  Notwithstanding anything to the contrary herein, the GUC Trustee and the Reorganized Debtor shall not be obligated to make any Distribution to any Creditor that has not provided requested tax identification information if such information is required to make a Distribution without withholding taxes from such creditor’s Distribution.  Holders of Allowed Claims that have not provided tax identification information will be solicited for such information on or before any Distribution Date and included in the Distribution or in a subsequent Distribution once tax identification information is received from the holder.

ARTICLE X

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

10.1 Executory Contracts and Unexpired Leases. On the Effective Date the Debtor shall assume the Nancy Street Lease and the LeCroy Properties Lease.  Any other executory contract or unexpired lease to which the Debtor was a party that has not been assumed or rejected by the Debtor pursuant to a Final Order of the Court as of the Effective Date (unless a motion to assume or reject such executory contract or unexpired lease is pending as of the Effective Date) shall be deemed rejected by the Debtor on the Effective Date.  Notwithstanding anything to the contrary herein or in the Disclosure Statement, all insurance policies in force as of the Effective Date shall remain in effect following the Effective Date unless and until rejected by separate motion and/or terminated in accordance with their terms.

10.2 Rejection Damage Claims. Claims arising from the rejection of any executory contracts or unexpired leases shall be filed within thirty (30) days following the rejection and shall be treated as Class 10 Claims to the extent Allowed.  Any person seeking to assert such a Claim who fails to file a proof of claim within this thirty (30) day period shall be deemed to have waived said Claim, and shall be forever barred from asserting a Claim based on such rejection.

10.3 Cancellation of Instruments.  Except as expressly provided in the Plan, on the Effective Date, all notes, instruments, certificates evidencing debt of, or interests in, the Debtor and any warrants, options, and other entitlements to purchase and/or receive equity interests in the Debtor, shall be deemed surrendered and cancelled and any obligation of the Debtor thereunder shall be discharged.

ARTICLE XI

MODIFICATION OF THE PLAN

The Debtor reserves the right, pursuant to Section 1127(a) of the Bankruptcy Code, to amend or modify the Plan prior to the Confirmation of the Plan.  The Plan may be modified, without notice or hearing, or on such notice and hearing as the Court deems appropriate, if the Court finds that the proposed modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard to the proposed modification.  Without limiting the foregoing, the Plan otherwise may be modified after notice and hearing.  In the event of modification at or before Confirmation, any votes in favor of the Plan shall be deemed to be votes in favor of the Plan as modified, unless the Court finds that the proposed modification materially and adversely affects the rights of the parties in interest that cast such votes.

ARTICLE XII

RETENTION OF JURISDICTION

The Bankruptcy Court shall retain jurisdiction, notwithstanding entry of the Confirmation Order and notwithstanding the occurrence of the Effective Date of the Plan, for the following purposes:

a) to enforce all Causes of Action which exist on behalf of the Debtor, the Estate, the Reorganized Debtor or the GUC Trust pursuant to the provisions of this Plan or applicable law;

b) to enter orders and injunctions and restraints to enforce the provisions of the Plan;

c) to determine Claims asserted under Section 507(a)(2) of the Bankruptcy Code, including claims for compensation and reimbursement of expenses accruing prior to the Confirmation Date;

d) to determine any Disputed Claims or disputes concerning the validity of or the market value of any collateral underlying any Secured Claim;

e) to enter orders regarding interpretation, implementation, and enforcement of the Plan, or any document created in connection with the Plan;

f) to conduct hearings and to enter orders modifying the Plan as provided herein or in the Bankruptcy Code;

g) to determine any and all applications, Claims, adversary proceedings, contested or litigated matters pending on the Confirmation Date or filed prior to entry of a Final Decree;

h) to determine any motions for rejection or assumption of executory contracts or unexpired leases, and to determine Claims resulting from rejection of executory contracts and unexpired leases;

i) to allow, disallow, and estimate, liquidate, or determine any Claims against the Debtor, including Claims for tax liability, but excluding any Claims deemed allowed by this Plan, and to enter or enforce any order requiring the filing of any such Claim before a particular date; and

j) to enter orders required for the administration of the Plan, including, but not limited to:

(i) resolution of disputes pertaining to the amounts of payments under the Plan to Claimants;

(ii) conducting Postconfirmation valuation hearings as required by the Plan or authorized by the Bankruptcy Code; and

(iii) exercising jurisdiction over any other matter provided for or consistent with the provisions of Chapter 11 of the Bankruptcy Code.

ARTICLE XIII

CONDITIONS PRECEDENT TO CONFIRMATION

13.01 Condition Precedent to Confirmation of the Plan.  Entry of the Confirmation Order, effectiveness of Confirmation of the Plan, and the obligation of the Debtor and/or Reorganized Debtor to consummate this Plan are conditioned upon the Bankruptcy Court having made findings and determinations regarding the Plan as will enable the entry of the Confirmation Order in a manner consistent with the provisions of the Plan and in form and substance satisfactory to the Debtor, Watson Properties, the Committee and Ehlert.

13.02 Condition Precedent to Effective Date.  The Effective Date will not occur and the Plan will not be consummated until:

(a) The Confirmation Order shall have been entered by the Bankruptcy Court and there shall not be a stay or injunction (or similar prohibition) in effect with respect thereto.

(b) All requisite filings with governmental authorities and third parties shall have become effective, and all governmental authorities and third parties shall have approved or consented to the Plan, to the extent required.

(c) All documents contemplated by the Plan to be executed and delivered on or before the Effective Date shall have been executed and delivered.

(d) The GUC Trustee shall be empowered to take all actions as contemplated by this Plan and the GUC Trust Agreement.

(e) No later than fourteen (14) days prior to the Voting Deadline Ehlert shall have been permitted to inspect the intellectual property which the Debtor and/or Reorganized Debtor propose to transfer to him in connection with the Ehlert Settlement, and thereafter Ehlert shall have confirmed that it complies with the requirements of the Ehlert Settlement.

13.03 Waiver of Conditions Precedent.  Other than Section 13.02(a), each condition precedent in Section 13.02 may be waived or modified by mutual agreement of the Debtor, the Committee, Watson Properties and Ehlert without further Court approval.

ARTICLE XIV

ACCEPTANCE OR REJECTION OF THE PLAN

14.01 Classes Entitled to Vote.  Holders of  Allowed  Claims  in  each  impaired  Class shall be entitled to vote to accept or reject the Plan. Each unimpaired Class of Claims shall be deemed to have accepted the Plan, and Holders of Claims in such Classes shall not be entitled to vote to accept or reject the Plan.

14.02 Class Acceptance Requirement. Under Section 1126(c) of the Bankruptcy Code, an impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (½) in number of the Allowed Claims of such Class who have voted on the Plan have voted to accept the Plan.

14.03 Cramdown. The Debtor hereby requests confirmation pursuant to the “cramdown” provisions of Section 1129(b) of the Bankruptcy Code with respect to any impaired Class that votes to reject the Plan.

14.04 Claim Designation. The Debtor reserves the right to seek to designate, pursuant to Section 1126(e) of the Bankruptcy Code, any Holder of any Claim whose vote on the Plan was submitted for an improper purpose or was otherwise not submitted in good faith.

ARTICLE XV

MISCELLANEOUS

15.01 Objections to Claims. On and after the Effective Date, the Reorganized Debtor  and the GUC Trustee shall have the exclusive right to make, file, prosecute, and resolve objections to Disputed Claims (whether scheduled or filed).  All such objections shall be filed within one hundred eighty (180) days after the Effective Date (“Claims Objection Deadline”); however, extensions of this one hundred eighty (180) day period may be sought following Designated Notice.  If a party in interest files a written objection with the Court with respect to any proposed extension of time and serves a copy of said objection upon the party requesting the extension and his or her counsel within ten (10) days from the service of Designated Notice of the proposed extension, then the Court shall schedule a hearing with respect to said objection and the deadline for the party requesting the extension to object to Claims as authorized under the Plan, shall be deemed extended through the conclusion of such hearing.  If no objection is timely filed and served, the proposed extension shall be deemed granted without further authorization.  The failure to object to any Claim prior to the commencement of the hearing on Confirmation of the Plan shall not be deemed to be a waiver of the right to object thereafter to such Claim in whole or in part for the purpose of distribution.  Notwithstanding anything to the contrary in this § 15.01, with respect to any proceeding brought by the GUC Trustee to prosecute any Cause of Action transferred and assigned to the GUC Trust, if any party in such proceeding is also the Holder of a Claim against the Debtor or the Estate,  the GUC Trustee shall be permitted to assert in such proceeding objections to the Claim of such party.

15.02 Compliance with Tax and Securities Law Requirements. In connection with the Plan, the GUC Trustee and the Debtor will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.  The effectuation of this Plan shall be subject to compliance with all applicable state and federal securities laws.

15.03 Further Actions. Pursuant to Bankruptcy Code Section 1142(b), the Confirmation Order shall act and operate as an order of the Court directing the Debtor, the GUC Trustee and/or any other necessary parties to execute and deliver or join in the execution and delivery of any instrument required to affect any transfer and to perform any other act, including the satisfaction of any lien, that is necessary for the consummation of this Plan.  Any transfer taxes arising from transfers of property ordered or made pursuant to this Plan shall be treated in accordance with Section 1146 of the Bankruptcy Code.

15.04 U.S. Trustee’s Fees. All fees due and owing under 28 U.S.C. § 1930 for periods through the Effective Date, to the extent not paid prior to the Effective Date, shall be paid by the Reorganized Debtor as they become due.  Following the Effective Date, Reorganized Debtor shall continue to pay timely all Chapter 11 quarterly fees as required by 28 U.S.C. § 1930(a)(6), until a Final Decree is entered or the Case is otherwise closed.  To the extent the GUC Trustee  makes disbursements after the Effective Date, the GUC Trustee shall provide the Reorganized Debtor will all information necessary to prepare quarterly post-confirmation reports and shall reimburse the Reorganized Debtor for the GUC Trust’s pro-rata share of any fees due and owing under 28 U.S.C. § 1930 as measured by the relative amounts of disbursements made by the GUC Trust and the Reorganized Debtor.

15.05 Governing Law.  Except to the extent that federal law (including the Bankruptcy Code or the Bankruptcy Rules) is applicable, or to the extent that the Plan or the provision of any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan provides otherwise, the rights and obligations arising under the Plan will be governed by, construed, and enforced in accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of law thereof.

15.06 Severability. Should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any other provision of this Plan.

15.07 Revocation. The Debtor reserves the right to revoke and withdraw this Plan prior to Confirmation.

15.08 Effect of Withdrawal or Revocation. If the Debtor revokes or withdraws this Plan prior to Confirmation, then this Plan shall be deemed null and void.

15.09 Closing the Case.  The Reorganized Debtor shall be authorized to apply to the Bankruptcy Court for authority to close the Case at any time when the Plan has been substantially consummated or as otherwise appropriate.  Any Creditor, the GUC Trustee or the Reorganized Debtor may petition to reopen the Case at any time within the seven (7) year period immediately following the Effective Date of the Plan for the purpose of having the Bankruptcy Court interpret any provision of the Plan or enforce the rights of any party under the Plan or under the Bankruptcy Code.

15.10 Headings. Headings are utilized in this Plan for the convenience of reference only and shall not constitute a part of this Plan for any other purpose.

15.11 Extensions of Time. The time for the Debtor or the GUC Trustee to take any action under this Plan may be extended by the Bankruptcy Court after notice and a hearing.

15.12 Designated Notice. Notwithstanding any other provision of this Plan, when notice and a hearing is required with regard to any action to be taken by the Reorganized Debtor or the GUC Trustee, Designated Notice shall be sufficient.  With respect to any proposed action to be taken as authorized under this Plan which may only be taken following Designated Notice, the following procedures shall apply.  After Designated Notice of the proposed action has been provided as required under the Plan, if any party in interest files with the Court within ten (10) days of the service of such Designated Notice a written objection to the proposed action, and serves a copy of said objection upon the Debtor and the GUC Trustee and their counsel, then the Court shall schedule a hearing with respect to such objection and, unless the objection is withdrawn by agreement of the parties, the proposed action may only be taken if approved by Final Order of the Court.  If no objection is timely filed and served, the proposed action may be taken without further authorization or approval by the Court.

ARTICLE XVI

REQUEST FOR CONFIRMATION

The Debtor, as Proponent of this Plan, requests Confirmation of the Plan in accordance with Section 1129(a) of the Bankruptcy Code or, if any impaired class fails to accept the Plan, the Debtor reserves the right to request Confirmation in accordance with Section 1129(b) of the Bankruptcy Code.

[Signatures on next page]

This 22nd day of November, 2024.

GALAXY NEXT GENERATION, INC.

By:  /s/ Magen McGahee

Its: CFO

SCROGGINS, WILLIAMSON & RAY, P.C.

 /s/ J. Robert Williamson

J. ROBERT WILLIAMSON

Georgia Bar No. 765214

ASHLEY REYNOLDS RAY

Georgia Bar No. 601559

4401 Northside Parkway, Suite 230

Atlanta, GA 30327

(404) 893-3880

Counsel for the Debtor

EXHIBIT “A”

PLAN PERIOD PROJECTIONS

[Available upon request to Company]

CERTIFICATE OF SERVICE

This is to certify that I have this day served a true and correct copy of the attached FIRST AMENDED PLAN OF REORGANIZATION by causing it to be deposited in the United States Mail in a properly addressed envelope with adequate postage affixed thereon to the following:

'

OFFICE OF THE UNITED STATES TRUSTEE

Suite 362, Richard B. Russell Building

75 Ted Turner Drive, SW

Atlanta, GA  30303

Cameron M. McCord, Esq.

JONES & WALDEN LLC

699 Piedmont Ave. NE

Atlanta, Georgia 30308

This 22nd day of November, 2024.

4401 Northside Parkway Suite 230 Atlanta, GA 30327 T: (404) 893-3880 F: (404) 893-3886 E: rwilliamson@swlawfirm.com E: aray@swlawfirm.com	Respectfully submitted, SCROGGINS, WILLIAMSON & RAY, P.C. /s/ J. Robert Williamson J. ROBERT WILLIAMSON Georgia Bar No. 765214 ASHLEY REYNOLDS RAY Georgia Bar No. 601559 Counsel for the Debtor